LIMITED LIABILITY COMPANY INTEREST PURCHASE

                                       AND

                          ASSET CONTRIBUTION AGREEMENT

                                 BY AND BETWEEN

  ALLIED PRODUCTS CORPORATION, BUSH HOG INVESTORS, L.L.C. AND BUSH HOG, L.L.C.



                          Dated as of October 21, 1999

                                TABLE OF CONTENTS
                                -----------------






Article 1             Purchase And Sale Transactions..............................................................1

         1.1.         Purchase and Sale Transactions..............................................................1
         1.2.         Excluded Assets.............................................................................2
         1.3.         Assumed Liabilities.........................................................................2
         1.4.         Excluded Liabilities........................................................................3
         1.5.         Purchase Price Computation and Adjustments and Payment......................................6
         1.6.         Closing Date...............................................................................10
         1.7.         Closing Date Deliveries....................................................................11
         1.8.         Further Assurances.........................................................................13

Article 2             Representations, Warranties And Covenants Of Allied........................................13

         2.1.         Due Organization...........................................................................14
         2.2.         Power and Authority........................................................................14
         2.3.         Subsidiaries and Investments...............................................................14
         2.4.         Authority..................................................................................14
         2.5.         Financial Statements.......................................................................15
         2.6.         Operations Since December 31, 1998.........................................................15
         2.7.         No Undisclosed Liabilities.................................................................16
         2.8.         Taxes......................................................................................16
         2.9.         Availability of Purchased Assets and Legality of Use.......................................17
         2.10.        Real Property..............................................................................18
         2.11.        Accounts Receivable........................................................................19
         2.12.        Inventory..................................................................................19
         2.13.        Licenses...................................................................................20
         2.14.        Title to Property..........................................................................20
         2.15.        Employee Relations.........................................................................20
         2.16.        Status of Contracts........................................................................21
         2.17.        No Violations, Litigation or Regulatory Action.............................................22
         2.18.        Environmental Matters......................................................................22
         2.19.        Insurance..................................................................................23
         2.20.        Customers..................................................................................24
         2.21.        Suppliers..................................................................................24
         2.22.        Product Liability; Product and Service Warranties..........................................25
         2.23.        Intellectual Property......................................................................25
         2.24.        Broker or Finder...........................................................................26
         2.25.        Year 2000 Compliance and Readiness Matters.................................................26
         2.26.        Employee Plans.............................................................................27
         2.27.        Ownership..................................................................................28
         2.28.        Capitalization.............................................................................28
         2.29.        Status of the Company......................................................................28
         2.30.        Great Bend Bonds...........................................................................29
         2.31.        Sales Representatives......................................................................29
         2.32.        Current Product Lines......................................................................29
         2.33.        Disclosure.................................................................................29

Article 3             Representations, Warranties And Covenants Of Crown.........................................29

         3.1.         Organization of Crown......................................................................30
         3.2.         Authority of Crown.........................................................................30
         3.3.         Financial Matters..........................................................................30
         3.4.         No Broker or Finder........................................................................30

Article 4             Actions Prior To The Closing Date..........................................................30

         4.1.         Investigation of the Divisions and Allied by Crown.........................................30
         4.2.         Preserve Accuracy of Representations and Warranties........................................31
         4.3.         Consents and Approvals.....................................................................32
         4.4.         Interim Financial Statements...............................................................32
         4.5.         No Public Announcements....................................................................32
         4.6.         Termination or Modification of Intercompany Agreements.....................................32
         4.7.         Environmental Surveys......................................................................32
         4.8.         No Other Negotiations......................................................................33
         4.9.         Title Insurance and Surveys................................................................34
         4.10.        Bulk Sales Act Compliance..................................................................35
         4.11.        Management Information Systems.............................................................35
         4.12.        Business Activity of the Company...........................................................35
         4.13.        Loan Secured by Allied's Interest in the Company...........................................35

Article 5             Other Agreements...........................................................................36

         5.1.         Non-Competition Agreements.................................................................36
         5.2.         Management Services........................................................................36
         5.3.         Limited Liability Company Agreement........................................................36
         5.4.         Employment Agreements......................................................................36
         5.5.         Miscellaneous Insurance Matters............................................................36
         5.6.         Discharge of Excluded Liabilities and Assumed Liabilities..................................37
         5.7.         Name.......................................................................................37
         5.8.         Payment of Great Bend Bonds................................................................37
         5.9.         Great Bend Manufacturing Plant.............................................................37

Article 6             Conditions Precedent To Obligations Of Crown...............................................37

         6.1.         No Misrepresentation or Breach of Covenants and Warranties.................................37
         6.2.         Corporate Action...........................................................................38
         6.3.         No Restraint or Litigation.................................................................38
         6.4.         Necessary Actions..........................................................................38
         6.5.         Legal Opinion..............................................................................38
         6.6.         Release of Obligations under Letters of Credit of the Divisions............................39
         6.7.         Estoppel Certificates......................................................................39
         6.8.         Allied Loan................................................................................39
         6.9.         Other Documentation........................................................................39

Article 7             Conditions Precedent To Obligations Of Allied..............................................39

         7.1.         No Misrepresentation or Breach of Covenants and Warranties.................................40
         7.2.         Company Action.............................................................................40
         7.3.         No Restraint or Litigation.................................................................40
         7.4.         Certain Approvals..........................................................................40
         7.5.         Legal Opinion..............................................................................40
         7.6.         Financial Matters..........................................................................40
         7.7.         Other Documentation........................................................................40

Article 8             Indemnification............................................................................41

         8.1.         Indemnification by Allied..................................................................41
         8.2.         Indemnification by Crown...................................................................42
         8.3.         Indemnification by the Company.............................................................43
         8.4.         Limitation of Damages......................................................................43
         8.5.         Notice of Claims...........................................................................44

Article 9             Employees And Employee Benefit Plans.......................................................45

         9.1.         Employment.................................................................................45
         9.2.         401(k) Plans...............................................................................47

Article 10            Termination................................................................................48

         10.1.        Termination................................................................................48
         10.2.        Remedies...................................................................................48
         10.3.        Risk of Loss...............................................................................49

Article 11            General Provisions.........................................................................50

         11.1.        Confidential Nature of Information.........................................................50
         11.2.        Governing Law and Forum....................................................................50
         11.3.        Records, Ongoing Cooperation...............................................................50
         11.4.        Notices....................................................................................51
         11.5.        Successors and Assigns.....................................................................53
         11.6.        Entire Agreement; Amendments...............................................................53
         11.7.        Waivers....................................................................................53
         11.8.        Expenses...................................................................................53
         11.9.        Sales and Transfer Taxes...................................................................53
         11.10.       Execution of Counterparts..................................................................54
         11.11.       Certain Provisions Relating to Consents....................................................54
         11.12.       Litigation Support.........................................................................55

Article 12            Definitions................................................................................56

         12.1.        "A/R List".................................................................................56
         12.2.        "Accounts Payable".........................................................................56
         12.3.        "Accounts Receivable"......................................................................56
         12.4.        "Accrued Commissions"......................................................................56
         12.5.        "Accrued Payroll Items"....................................................................56
         12.6.        INTENTIONALLY OMITTED .....................................................................56
         12.7.        "Active Employees".........................................................................56
         12.8.        "Adjusted Current Assets"..................................................................56
         12.9.        "Adjusted Current Liabilities".............................................................56
         12.10.       "Adjustment Report"........................................................................56
         12.11.       "Affiliate"................................................................................56
         12.12.       "Agreement"................................................................................57
         12.13.       "Allied"...................................................................................57
         12.14.       "Allied 401K Plans"........................................................................57
         12.15.       "Allied's Accountant"......................................................................57
         12.16.       "Allied Group".............................................................................57
         12.17.       "Allied Trustee"...........................................................................57
         12.18.       "Alternative Acquisition"..................................................................57
         12.19.       "Annual Statement".........................................................................57
         12.20.       "Arbiter"..................................................................................57
         12.21.       "Assets"...................................................................................58
         12.22.       "Assumed Liabilities"......................................................................58
         12.23.       "Banks"....................................................................................58
         12.24.       "Bank Lien"................................................................................58
         12.25.       "Base Adjusted Net Tangible Investment"....................................................58
         12.26.       "Base Adjusted Working Capital"............................................................58
         12.27.       "Base Long Term Assumed Liabilities".......................................................58
         12.28.       "Bond Trustee".............................................................................58
         12.29.       "Bond Trust Indenture".....................................................................58
         12.30.       "Capitalized Leases".......................................................................58
         12.31.       "Chicago Office"...........................................................................58
         12.32.       "Claiming Party"...........................................................................59
         12.33.       "Closing"and "Closing Date"................................................................59
         12.34.       "Closing Date A/R".........................................................................59
         12.35.       "Closing Date Adjusted Net Tangible Investment"............................................59
         12.36.       "Closing Date Adjusted Working Capital"....................................................59
         12.37.       "Closing Date Balance Sheet"...............................................................59
         12.38.       "Closing Date Long Term Assumed Liabilities"...............................................59
         12.39.       "Closing Date Middlebrooks Retirement Liability"...........................................59
         12.40.       "Closing Date Capitalized Tractor Lease Obligations".......................................59
         12.41.       "Code".....................................................................................59
         12.42.       "Commitments"..............................................................................59
         12.43.       "Company Defined Contribution Plan"........................................................60
         12.44.       "Company Employees"........................................................................60
         12.45.       "Company Trustee"..........................................................................60
         12.46.       "Contracts"................................................................................60
         12.47.       "Credit Agreement".........................................................................60
         12.48.       "Current Product Lines"....................................................................60
         12.49.       "Crown"....................................................................................60
         12.50.       "Crown Group"..............................................................................60
         12.51.       "December 31, 1998 Balance Sheet"..........................................................60
         12.52.       "Discrimination Suit"......................................................................60
         12.53.       "Divisions"................................................................................60
         12.54.       "Divisions Agreements".....................................................................61
         12.55.       "Employees"................................................................................61
         12.56.       "Employee Pension Benefit Plans"...........................................................61
         12.57.       "Employee Welfare Benefit Plans"...........................................................61
         12.58.       "Enforceability Exceptions"................................................................61
         12.59.       "Environmental Health and Safety Laws".....................................................61
         12.60.       "Environmental Review".....................................................................61
         12.61.       "EEOC".....................................................................................61
         12.62.       "ERISA"....................................................................................61
         12.63.       "ERISA Affiliate"..........................................................................61
         12.64.       "Estimated Adjustments"....................................................................61
         12.65.       "Estimated Purchase Price".................................................................62
         12.66.       "Estoppel Certificate".....................................................................62
         12.67.       "Excluded Assets"..........................................................................62
         12.68.       "Excluded Liabilities".....................................................................62
         12.69.       "Existing Liens"...........................................................................62
         12.70.       "Final Adjusted Net Tangible Investment"...................................................62
         12.71.       "Final Long Term Assumed Liabilities"......................................................62
         12.72.       "Final Middlebrooks Retirement Liability"..................................................62
         12.73.       "Final Adjusted Working Capital"...........................................................63
         12.74.       "Financial Statements".....................................................................63
         12.75.       "Fixed Assets".............................................................................63
         12.76.       "Formation"................................................................................63
         12.77.       "GAAP".....................................................................................63
         12.78.       "Governmental Agency"......................................................................63
         12.79.       "Governmental Charges".....................................................................63
         12.80.       "Great Bend Bonds".........................................................................63
         12.81.       "Hazardous Materials"......................................................................64
         12.82.       "Inactive Employees".......................................................................64
         12.83.       "Indemnifiable Damages"....................................................................64
         12.84.       "Indemnity Security Agreement".............................................................64
         12.85.       "Intellectual Property Rights".............................................................64
         12.86.       "Intercompany Agreements"..................................................................64
         12.87.       "Interests"................................................................................64
         12.88.       "Interim Statements".......................................................................64
         12.89.       "Inventory"................................................................................65
         12.90.       "Lease"....................................................................................65
         12.91.       "Leased Real Property".....................................................................65
         12.92.       "Letters of Credit"........................................................................65
         12.93.       "Letter of Intent".........................................................................65
         12.94.       "Licenses".................................................................................65
         12.95.       "Liens"....................................................................................65
         12.96.       "Limited Liability Company Agreement"......................................................65
         12.97.       "Manufacturing Lease"......................................................................65
         12.98.       "Material Adverse Effect"..................................................................65
         12.99.       "Middlebrooks Retirement Liability"........................................................65
         12.100.      "Money Purchase Plan"......................................................................66
         12.101.      "Most Recent Balance Sheet"................................................................66
         12.102.      "Non-claiming Party".......................................................................66
         12.103.      "Non-Competition Agreement"................................................................66
         12.104.      "Objection Notice".........................................................................66
         12.105.      "Offices"..................................................................................66
         12.106.      "Other Assumed Capitalized Leases".........................................................66
         12.107.      "Owned Real Property"......................................................................66
         12.108.      "Permit"...................................................................................66
         12.109.      "Permitted Exceptions".....................................................................66
         12.110.      "Person"...................................................................................67
         12.111.      "Personal Property Existing Liens".........................................................67
         12.112.      "Personal Property Permitted Exceptions"...................................................67
         12.113.      "Plants"...................................................................................67
         12.114.      "Post-Closing Claims"......................................................................67
         12.115.      " Pre-Acquisition Liabilities".............................................................67
         12.116.      "Prepaids".................................................................................67
         12.117.      "Product"..................................................................................67
         12.118.      "Purchase Price"...........................................................................67
         12.119.      "Purchase Price Allocation Schedule".......................................................67
         12.120.      "Purchased Assets".........................................................................67
         12.121.      "Real Estate Existing Liens"...............................................................69
         12.122.      "Real Estate Permitted Exceptions".........................................................69
         12.123.      "R&D Lease"................................................................................69
         12.124.      "Recalls"..................................................................................69
         12.125.      "Remediation Costs"........................................................................69
         12.126.      "Sales Representatives"....................................................................69
         12.127.      "Series A Bonds"...........................................................................70
         12.128.      "Series B Bonds"...........................................................................70
         12.129.      "Services".................................................................................70
         12.130.      "Significant Customers"....................................................................70
         12.131.      "Stub Period"..............................................................................70
         12.132.      "Superior Proposal"........................................................................70
         12.133.      "Surveys"..................................................................................70
         12.134.      "Termination Fee"..........................................................................70
         12.135.      "Total Salaried Savings Plan Transfer Amount"..............................................70
         12.136.      "Tractor Leases"...........................................................................70
         12.137.      "Transfer



                                    SCHEDULES
                                    ---------


                  1.5(a)               Purchase Price Adjustments
                  1.5(b)               Inventory Valuation Principles
                  1.5(d)               Purchase Price Allocation
                  2.1                  Jurisdictions; Qualifications
                  2.2                  Foreign Qualifications
                  2.3                  Subsidiaries and Investments
                  2.4                  Defaults
                  2.5                  Financial Statements
                  2.6(b)               Operations Outside of the Ordinary Course
                  2.8                  Tax Audits
                  2.9                  Leased Personal Property
                  2.10(a)              Description of Real Estate
                  2.10(b)              Leased Real Property
                  2.10(c)              Eminent Domain
                  2.11                 Accounts Receivable
                  2.13                 Licenses
                  2.14                 Personal Property Permitted Exceptions
                  2.15                 Collective Bargaining Agreements,
                                             Employee Benefit Plans, Employee
                                             Agreements
                  2.16                 Contracts
                  2.17                 Litigation
                  2.18                 Environmental Matters
                  2.19                 Insurance
                  2.20                 Significant Customers
                  2.21                 Suppliers
                  2.22                 Product Warranties
                  2.23                 Intellectual Property Rights
                  2.25                 Y2K Matters
                  2.26                 Employee Plans
                  2.31                 Sales Representatives
                  2.32                 Current Product Lines
                  4.6                  Intercompany Agreements
                  4.7                  Environmental Remediation
                  4.9                  Surveys
                  6.4                  Contract Consents Required
                  12.120 (a)           Fixed Assets
                  12.120 (b)           Owned Real Property
                  12.120  (c)          Contracts
                  12.120  (d)          Licenses

                                    EXHIBITS
                                    --------

                  1.2(c)               Great Bend Land Descriptions
                  2.5                  Copies of Financial Statements
                  5.1                  Non-Competition Agreement
                  5.3                  Limited Liability Company Agreement

  LIMITED LIABILITY COMPANY INTEREST PURCHASE AND ASSET CONTRIBUTION AGREEMENT
  ----------------------------------------------------------------------------

         This Limited Liability Company Interest Purchase and Asset Contribution Agreement (the "Agreement"), dated as of October 21, 1999, is made by and between Bush Hog Investors, L.L.C., a Delaware limited liability company ("Crown"), Allied Products Corporation, a Delaware corporation ("Allied"), and Bush Hog, L.L.C., a Delaware limited liability company (the "Company").

                                    RECITALS
                                    --------

         A. Allied is a diversified manufacturer of agricultural and turf equipment, industrial presses and other machinery products. Allied's Bush Hog and Great Bend Manufacturing Company divisions (individually "Bush Hog" and "Great Bend", collectively, the "Divisions") are engaged in the manufacturing of agricultural implements and machinery and turf equipment, and in the manufacturing of front-end loaders, respectively (the "Business"). All undefined capitalized terms shall have the same meanings ascribed to them in Article 12.

         B. Simultaneous with the Closing: (i) Allied shall sell, contribute, transfer and assign to the Company the Purchased Assets (as defined herein), subject solely to the Assumed Liabilities (as defined herein); (ii) Allied shall sell to Crown, and Crown shall purchase from Allied, eighty and one-tenth percent (80.1%) of the limited liability company interests in the Company (the "Interests"); and (iii) Crown and Allied shall enter into a Limited Liability Company Agreement for the Company in the form of Exhibit 5.3 attached hereto, all on the terms and subject to the conditions set forth herein.

         C. Allied has granted a security interest (the "Bank Lien") in the Purchased Assets pursuant to the Second Amended and Restated Credit Agreement dated as of February 1, 1999 as subsequently amended (the "Credit Agreement") among Allied, LaSalle National Bank and Bank of America (collectively the "Banks"). Simultaneous with the Closing, Allied shall borrow an amount, secured by its continuing 19.9% limited liability company interest in the Company which, together with the Estimated Purchase Price to be paid at Closing, shall be sufficient to discharge all of Allied's obligations under the Credit Agreement and obtain at Closing a release of the Bank Lien.

         The parties therefore agree, for good and valuable consideration, as follows:

                                   Article 1

                         Purchase And Sale Transactions
                         ------------------------------

         1.1. Purchase and Sale Transactions.
              -------------------------------

         On the terms and subject to the conditions set forth in this Agreement, Allied shall, on or contemporaneous with the Closing Date: (A) first, cause the Formation of the Company, (B) then, sell, contribute, transfer, set over, deliver and assign to the Company all of the Purchased Assets, subject only to the Assumed Liabilities and the Permitted Exceptions, lease and sublease certain of the Excluded Assets to the Company but retain all other Excluded Assets, and
(C) then, in consideration of the Purchase Price, sell and assign to Crown the Interests, free and clear of all Liens.

         1.2. Excluded Assets.
              ----------------

         Allied shall not contribute to the Company, and shall retain, the following ("Excluded Assets"):

(a)      any asset not included in the Purchased Assets;

(b) all cash and cash equivalents of Allied (except for petty cash located at the Plants and Offices and imprest accounts) including all cash generated by the Divisions prior to the Closing;

(c) subject to Section 5.9, all of Tracts 1, 2, 3 and 4, in Great Bend, Kansas, including the Great Bend Lake, as defined and further described in Exhibit 1.2(c) and all improvements thereon other than any Fixed Assets described in Section 12.120(a);

(d)      all rights of Allied under this Agreement; and

(e) the names "Allied Products Corporation," "Allied" and all variations thereof or any right to use the same alone or in conjunction with other words; provided, that the Company shall be permitted to use the Allied name, to the extent such name exists on tangible items including, without limitation, finished goods, supplies, labels and sales literature transferred pursuant to this Agreement, for a commercially reasonable period, but not in excess of twelve (12) months after the Closing Date (or 60 days after the Closing Date for paper documents);

(f)      claims arising out of Excluded Assets or Excluded Liabilities;

(g) corporate records and financial records required by law to be retained by Allied, except that copies of such records shall be included in Purchased Assets.

         1.3. Assumed Liabilities.
              --------------------

         Concurrent with the transfer of the Purchased Assets to the Company on the Closing Date, the Company shall assume, undertake or possess solely the following liabilities, commitments and obligations of the Divisions (collectively, the "Assumed Liabilities"):

(a) for Employees hired by the Company as of the Closing, the wages, salaries and commissions payable to such Employees for the pay period which includes the Closing Date, and accrued vacation and sick pay, for such Employees, but only to the extent included in the calculation of Final Adjusted Working Capital (the "Accrued Payroll Items");

(b) commissions payable to Sales Representatives with respect to the Accounts Receivables included in the Purchased Assets to the extent included in the calculation of Final Adjusted Working Capital ("Accrued Commissions");

(c) the obligations under (i) the Capitalized Leases for the truck tractors listed on Schedule 1.5(a) (the "Tractor Leases") and (ii) the other Capitalized Leases listed on Schedule 1.5(a) (the "Other Assumed Capitalized Leases") and (iii) other Contracts, excluding any liability for a breach thereunder arising out of or accruing from events that occurred prior to the Closing including without limitation any liability of the nature contemplated in Section 1.4(h);

(d) the obligations and liabilities incurred in the ordinary course of business (except to the extent resulting from, arising out of, relating to, or caused by any tort, breach of contract, infringement or violation of law); provided, however, obligations and liabilities related to employees and employee benefits are included only to the extent described in Section 1.3(a) and 1.3(i);

(e) the obligations and liabilities incurred in the ordinary course of the business of the Divisions to hold, store or retain finished goods located at any facility of the business of the Divisions for customers who have previously purchased such goods;

(f) any liability, commitment or obligation regarding any claim for warranty claims for Products manufactured or sold prior to Closing, irrespective of the time of occurrence or assertion of such liability, commitment or obligation;

(g) the obligations and liabilities listed or reflected in the Closing Date Balance Sheet (except Excluded Liabilities), to the extent included in the Final Adjusted Working Capital or the Final Long Term Assumed Liabilities;

(h) any liability, commitment or obligation regarding any claim for product liability for events occurring on or after Closing for products within the Current Product Lines, irrespective of when the relevant products within such Current Product Lines were manufactured or sold, except products manufactured or sold by Great Bend or Universal Turf prior to their acquisition by Allied (the "Pre-Acquisition Liabilities"); and

(i)      the  obligation  to  pay  supplemental  retirement  payments  to  Bobby
         Middlebrooks under the Allied Products Corporation Nonqualified Deferred Compensation Plan adopted on July 23, 1997 (the "Middlebrooks Retirement Liability").

         1.4. Excluded Liabilities.
              ---------------------

         The Company shall not assume or otherwise be responsible for any liabilities or obligations of Allied (other than the Assumed Liabilities) whether or not attributable to the Divisions or otherwise, direct or indirect, known or unknown, absolute or contingent. By way of illustration but not limitation, the Company shall not assume or otherwise be responsible for any of the following liabilities, obligations or commitments of Allied and/or the Divisions or any of its or their Affiliates, (the "Excluded Liabilities"):

(a) any Governmental Charge arising from the operation of Allied, the Divisions or Assets on or prior to the Closing Date;

(b) any liability of Allied to any Affiliate, or any Affiliate to Allied, including any liability relating to any lease or sublease of Fixed Assets;

(c) any cost, broker's or finder's fee or expense incurred incident to the negotiation or preparation of this Agreement or the performance and compliance with the agreements and conditions contained herein including, without limitation, fees, if any, due to J.P. Morgan Securities Inc. or J.P. Morgan & Co. Incorporated;

(d) any liability, obligation or commitment relating to those certain City of Great Bend, Kansas Industrial Revenue Refunding Improvement Bonds Series A, 1994 and Series B, 1994 in the aggregate principal amount at the time of issuance of $1,250,000 (the "Series A Bonds" and the "Series B Bonds", respectively and the "Great Bend Bonds", collectively), and governed by that certain Trust Indenture dated as of March 1, 1994 (the "Bond Trust Indenture"), between the City of Great Bend, Kansas, as issuer, and Union National Bank of Wichita, Wichita, Kansas, as Trustee (the "Bond Trustee"), which Allied represents as having a Seven Hundred Thousand Dollar ($700,000) principal remaining at March 1, 1999, and an average interest rate of six percent (6%);

(e) any debt, liability, obligation or commitment to banks or for borrowed money, including, without limitation, that certain Second Amended and Restated Credit Agreement dated as of February 1, 1999, as subsequently amended among Allied and the Banks;

(f) any liabilities and obligations related to employees or employee benefits including, without limitation, any obligation for wages, commissions, vacation and holiday pay, sick pay, bonuses, severance pay, retiree or employee medical benefits, underfunding of any defined benefit plan, withdrawal liability or partial wind-up or similar liability under law or the provisions of any plan, or any obligation under any employment agreement or common law employment relationship and any statutory obligation to provide continuation of medical benefits pursuant to Section 4980B of the Code or applicable state or provincial law but, notwithstanding the foregoing, excluding any liabilities with respect to the Middlebrooks Retirement Liability included as an Assumed Liability and the Accrued Payroll Items;

(g) except for specifically described Assumed Liabilities, any liability, obligation or commitment of: (i) Allied or its Affiliates, other than the Company, incurred after the Closing Date; or (ii) Allied's Verson Division.

(h) any liability the existence of which would constitute a breach or inaccuracy of, or failure to comply with, any of the representations, warranties, covenants or agreements of any party other than Crown hereunder;

(i) any liability, commitment or obligation regarding any claim relating to product liability for (A) products not within the Current Product Lines
         (B) Pre-Acquisition Liabilities and (C) events occurring before Closing, including, without limitation, any obligations and liabilities related to that certain asserted product liability claim described on page 8 of Allied's Form 10-Q for the quarterly period ended March 31, 1999, in which the amount of damages claimed against the defendants exceeds Allied's liability insurance limits (known as Haynes & Griffin v. Bush Hog);

(j) any liability, commitment or obligation arising from Allied's, its Divisions' or their respective predecessors', or the Company's activity prior to Closing relating to the Environmental Health and Safety Laws; or the existence of Hazardous Materials at any Plants or on Real Property now or previously owned or leased by Allied or any of the Divisions, or their respective predecessors; or the deposit of Hazardous Materials by Allied or its Divisions or their respective predecessors including, without limitation, all of the environmental matters referenced in Allied's Form 10-K for the fiscal year ended December 31, 1998;

(k) any liability, commitment or obligation arising under or with respect to the workers' compensation including Federal, state or provincial (including, without limitation, Ontario and Saskatchewan) statutes relating to occupational health and safety with respect to injuries occurring or occupational illnesses alleged to have begun prior to the Closing Date (including relapses and aggravations of injuries (as determined by the appropriate federal, state or provincial governing body) after the Closing relating to accidents or injuries and occupational diseases occurring before the Closing Date) including without limitation any costs, fees, charges, fines or penalties resulting from any audits of any Plant with respect to periods prior to Closing), premium assessments applicable to the periods prior to the Closing, adjustments (both credits and charges), for whatever reason, to the assessed premiums for periods prior to the Closing and all ongoing claims administration and related fees and expenses including case management, rehabilitation and return to work costs relating to Employees involved in accidents prior to the Closing Date;

(l) any liability, commitment or obligation of Allied or the Divisions to any finance company financing the purchase of Products relating to any Products sold or ordered prior to the Closing, including without limitation any guarantees, rebates, allowances, take-back agreements or similar commitments;

(m) any liability, commitment or obligation of Allied relating to the matters described on page 43 of Allied's Form 10-K for the fiscal year ended December 31, 1998, for liabilities related to Allied's agreements with certain executive officers that provide payments of up to approximately three (3) years' compensation if within one (1) year following a defined change in ownership or control of Allied, there is an involuntary termination of such executive's employment or patterns of activity during such period by Allied that cause the executive to resign;

(n) any liabilities, commitments or obligations arising as a result of actual or alleged occurrences of misconduct by officers, directors and employees of Allied and its Affiliates including employment practices, EEOC, crimes or breaches of fiduciary duties for incidents occurring prior to the Closing Date irrespective of the reporting date, including, without limitation:
         (1) the shareholder class action lawsuit filed in the United States District Court for the Northern District of Illinois, styled Great Neck Capital Appreciation Investment Partnership, L.P. v. Richard A. Drexler, et al.; and (2) the race discrimination class action suit brought by seven plaintiffs who are current and former employees, styled Quintin Alexander, Freddie Holmes, Henry Hall, Jerry Wilson, Roger Hall, Bert Scott and Darriel Hollman v. Bush Hog Division of Allied Products Corporation, or any subsequent members of such class or any such plaintiffs individually, for matters related thereto ("the "Discrimination Suit"), except to the extent set forth in Section 11.12 below;

(o) any liabilities, commitments or obligations related to Excluded Assets, Capitalized Leases not listed on Schedule 1.5(a) and operating leases of personal property not listed on Schedule 2.9; and

(p) any liabilities, commitments or obligations related to the obligation to repurchase equipment and/or inventory from dealers terminated prior to Closing, or arising out of events occurring prior to Closing relating thereto, but only to the extent such obligation exceeds the fair market value of such repurchased inventory and/or equipment based on the sale price received by the Company on a resale of such repurchased equipment and/or inventory, or as otherwise agreed to in writing by the Company and a dealer, in each case, less the Company's costs of repossession, storage, handling, transportation and refurbishment.

         1.5. Purchase Price Computation and Adjustments and Payment.
              -------------------------------------------------------

(a)      Computation and Adjustments.  The Purchase Price  (collectively,  the
         ---------------------------
         `Purchase Price') for the Interests shall be One Hundred Twenty Million Eighty-Six Thousand Forty-One Dollars ($120,086,041) adjusted as follows: (i) plus or minus an amount equal to eighty and one-tenth percent (80.1%) of the increase or the decrease, respectively, from:
         (A) the Base Adjusted Working Capital to (B) the Final Adjusted Working Capital; (ii) plus or minus an amount equal to eighty and one-tenth percent (80.1%) of the increase or decrease, respectively, from: (A) the Base Adjusted Net Tangible Investment to (B) the Final Adjusted Net Tangible Investment; provided, however, that if such adjustment in this clause (ii) initially results in an amount owing by Allied to Crown, then Allied shall have the obligation to pay Crown only to the extent that such decrease exceeds $2,258.90 times the number of days which have elapsed between December 31, 1998 and the Closing, but not in excess of 365 days; and (iii) plus or minus an amount equal to eighty and one-tenth percent (80.1%) of the decrease or increase, respectively, from: (A) the Base Long Term Assumed Liabilities to (B) the Final Long Term Assumed Liabilities. For purposes of this Section 1.5, Closing Date Adjusted Working Capital, Closing Date Adjusted Net Tangible Investment and Closing Date Long Term Assumed Liabilities shall be calculated and determined as follows:

(i)               Calculation  of Closing Date  Adjusted  Working  Capital.  The
                  ---------------------------------------------------------
                  "Closing Date Adjusted Working Capital" shall equal the excess of Adjusted Current Assets as set forth in the Closing Date Balance Sheet over Adjusted Current Liabilities as set forth in the Closing Date Balance Sheet.

(A) The term "Adjusted Current Assets" shall mean the categories of current assets included in the Base Adjusted Working Capital and shall be computed on a basis consistent with the computation of such assets in the Base Adjusted Working Capital,

(B) The term "Adjusted Current Liabilities" shall mean the categories of liabilities included in the Base Adjusted Working Capital computed on a basis consistent with the computation of such liabilities in the Base Adjusted Working Capital but excluding all liabilities which constitute Excluded Liabilities hereof,

(C) Schedule 1.5(a) sets forth the adjustments to the working capital included in the Divisions' balance sheet as of June 30, 1999 which would have been required to compute the "Closing Date Adjusted Working Capital," assuming the closing of the transaction hereunder had occurred on June 30, 1999. The Base Adjusted Working Capital was determined based on the items from the Divisions' projected working capital set forth on Schedule 1.5(a) as of September 30, 1999.

(ii)              Calculation of Closing Date Adjusted Net Tangible  Investment.
                  --------------------------------------------------------------
                  The "Closing Date Adjusted Net Tangible Investment" shall mean the amount of the Plant and Equipment net of accumulated depreciation as set forth in the Closing Date Balance Sheet.

(iii)             Calculation of Closing Date Long Term Assumed Liabilities. The
                  ----------------------------------------------------------
                  Closing Date Long Term Assumed Liabilities shall be the sum of the Closing Date Capitalized Tractor Lease Obligations and the Closing Date Middlebrooks Retirement Liability. The Closing Date Capitalized Tractor Lease Obligations and the Closing Date Middlebrooks Retirement Liability shall be determined as set forth on Schedule 1.5(a).

(iv)              Post-Closing Payment of Closing Date Adjusted Working Capital,
                  --------------------------------------------------------------
                  Closing Date Adjusted Net Tangible Investment and Closing Date
                  --------------------------------------------------------------
                  Long Term Assumed Liabilities.
                  ------------------------------

                     (A)   Within sixty (60) days after the Closing Date,
                           Allied will  prepare,
                           and cause Allied's Accountant to audit and deliver to Crown, the balance sheet of Divisions as of the close of business on the Closing Date (the "Closing Date Balance Sheet") and will prepare and deliver to Crown a report (the "Adjustment Report"), showing the computation of Closing Date Adjusted Working Capital, Closing Date Adjusted Net Tangible Investment and Closing Date Long Term Assumed Liabilities, computed in accordance with the definitions of Closing Date Adjusted Working Capital, Closing Date Adjusted Net Tangible Investment and Closing Date Long Term Assumed Liabilities set forth herein, and which shall set forth the adjustment to the Purchase Price in Section 1.5(a). Such Closing Date Balance Sheet will be prepared in accordance with GAAP applied on a basis consistent with that used in, and in accordance with the same accounting principles applied in the Divisions' December 31, 1998 Balance Sheet and the Adjustment Report will be prepared in accordance with Section 1.5(a) and
                           Schedule 1.5(a). The Closing Date Balance Sheet will also include an opinion of Allied's Accountants that they have audited the Closing Date Balance Sheet, and the Adjustment Report and that such Balance Sheet has been prepared in accordance with GAAP, applied on a basis consistent with that used in, and in accordance with the same accounting principles applied in, the preparation of the Divisions' December 31, 1998 Balance Sheet and that the Adjustment Report has been prepared in accordance with Schedule 1.5(a) and in accordance with the terms of this Agreement. The Closing Date Balance Sheet shall include and reflect information related to the Business which becomes available after the Closing (other than subsequent events), through the date the Closing Date Balance Sheet is prepared, and which according to GAAP should be reflected in the Closing Date Balance Sheet.

                     (B) At Crown's request, Allied shall promptly provide Crown and its accountants with Allied's and its Accountant's books, records and workpapers supporting the preparation of the Closing Date Balance Sheet and the Adjustment Report. Within 30 days after receipt of the Closing Date Balance Sheet and the Adjustment Report, Crown may, by written notice to Allied, object to the Closing Date Balance Sheet and Adjustment Report (the "Objection Notice"). Within twenty-one (21) days following delivery of the Objection Notice, Crown and Allied shall attempt in good faith to resolve all disputes between them regarding these items. If Crown and Allied cannot resolve all such disputes within such 21 day period, the matters in dispute shall be determined by an Arbiter. Promptly, but not later than 21 days after the acceptance of its appointment, the Arbiter will determine (based solely on presentations by Allied and Crown to the Arbiter and not by independent review) only those items in dispute and will render a report as to its resolution of such items and the resulting calculation of such items in dispute. In resolving any disputed item, the Arbiter may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party, in each case as presented to the Arbiter. For purposes of Arbiter's calculation of the Closing Date Adjusted Working Capital, Closing Date Adjusted Net Tangible Investment and/or Closing Date Long Term Assumed Liabilities the amounts to be included will be the appropriate amounts from the Closing Date Balance Sheet and the Adjustment Report, as the case may be, as to items that are not in dispute and the amounts determined by the Arbiter, as to items that are submitted for resolution by the Arbiter. Crown and Allied shall cooperate with the Arbiter in making its determination and such determination shall be conclusive and binding upon Crown and Allied. Any fees or expenses payable to the Arbiter shall be paid by the party that does not substantially prevail on the disputed issues (as determined by the Arbiter).

                     (C) If Crown does not timely deliver an Objection Notice, Crown shall be deemed to have accepted the Closing Date Adjusted Working Capital, Closing Date Adjusted Net Tangible Investment and/or Closing Date Long Term Assumed Liabilities, as the case may be. The terms Final Adjusted Working Capital, Final Adjusted Net Tangible Investment and Final Long Term Assumed Liabilities shall mean: (i) the Closing Date Adjusted Working Capital, the Closing Date Adjusted Net Tangible Investment and Closing Date Long Term Assumed Liabilities, respectively, if Crown does not timely deliver an Objection Notice as set forth above; or (ii) if Crown timely delivers an Objection Notice, the applicable amounts determined pursuant to
                           Section 1.5(a)(iv)(B).

                     (D) Within five days after determination of the Final Adjusted Working Capital,
                           Final Adjusted Net Tangible Investment, and/or Final Long Term Assumed Liabilities, as the case may be: (i) Allied shall pay Crown by wire transfer of immediately available funds the amount, if any, equal to: (x) eighty and one-tenth percent (80.1%) of the excess of the Base Adjusted Working Capital over the Final Adjusted Working Capital;
                           (y) eighty and one-tenth percent (80.1%) of the excess of Base Adjusted Net Tangible Investment over the Final Adjusted Net Tangible Investment provided, however, that such adjustment in this clause
                           (D)(i)(y) shall only apply to a payment by Allied to Crown to the extent that such decrease from the Base Adjusted Net Tangible Investment exceeds the product of $2,258.90 times the number of days which have elapsed between December 31, 1998 and the Closing, but not in excess of 365 days, and (z) eighty and one-tenth percent (80.1%) of the excess of the Final Long Term Assumed Liabilities over the Base Long Term Assumed Liabilities and (ii) Crown shall pay Allied by wire transfer of immediately available funds the amount, if any, equal to (x) eighty and one-tenth percent (80.10%) of the excess of the Final Adjusted Working Capital over the Base Adjusted Working Capital (y) eighty and one-tenth percent (80.1%) of the excess of the Final Adjusted Net Tangible Investment over the Base Adjusted Net Tangible Investment and (z) eighty and one-tenth percent (80.1%) of the excess of Base Long Term Assumed Liabilities over the Final Long Term Assumed Liabilities. Any payment pursuant to this Section (excluding payments attributable to interest) will be treated by the parties as an increase or decrease in the Purchase Price and shall be appropriately adjusted to reflect any Estimated Adjustments paid at the Closing Date. Each of the payments required pursuant to this paragraph shall be set off against the others so that only one party shall make one net payment to the other. Such payment shall include interest on such payments calculated at an annual rate of eight percent (8%) from the Closing to the Date of Payment.

                     (E) Notwithstanding the foregoing, on or prior to the Closing Date Crown and Allied shall in good faith attempt to agree on an estimate of the adjustments to the Purchase Price pursuant to this Section 1.5(a) (any such agreement herein, the "Estimated Adjustments").

(b)      Inventory.  The Inventory as of the Closing Date shall be determined in
         ---------
         accordance with the inventory valuation principles used by the Divisions set forth on Schedule 1.5(b) and in conformity with GAAP on a basis consistent with past practice. Immediately prior to the Closing Date, Allied, at its sole cost, shall cause the Divisions to take, and Crown (and its agents) may observe, a physical count of the Inventory using procedures consistent with the Divisions' past physical inventory practices. Each party, and its representatives, shall have full access to all work papers and records of such physical count. The physical inventory shall be priced in accordance with such principles with appropriate adjustments for obsolete, used, slow-moving, overstock, damaged or defective goods in accordance with the valuation principles set forth on Schedule 1.5(b). Any adjustments of inventory required as a result of the physical inventory shall be reflected in the inventory included in the Closing Balance Sheet. Any disputes under this section shall be resolved by the Arbiter in accordance with Section 1.5(a)(iv)(B).

(c)      Payment.  On the Closing Date, One Hundred  Twenty  Million  Eighty-Six
         -------
         Thousand Forty-One Dollars ($120,086,041) adjusted for the Estimated Adjustments (the "Estimated Purchase Price") shall be paid by Crown to Allied by wire transfer of immediately available funds.

(d)      Allocation.   The  Purchase  Price  plus  the  Assumed   Liabilities
         ----------
         shall be allocated among the Purchased Assets and Non-Competition Agreement, in accordance with an allocation Schedule (the "Purchase Price Allocation Schedule") prepared by Crown and delivered to Allied not later than the date which is the later of (i) ninety (90) days after Closing, or (ii) 30 days after the determination of the Final Adjusted Working Capital, Final Adjusted Net Tangible Investment and Final Long Term Assumed Liabilities. The schedule shall be prepared in a manner consistent with the principles set forth in Section 1060 of the Code and the regulations promulgated thereunder. The information included on Purchase Price Allocation Schedule shall reflect that the value attributed to the Non-Competition Agreement is part of the goodwill transferred from Allied to the Company. The parties hereto covenant and agree that neither of them will take a position on any tax return or tax return forms, nor will any inconsistent tax election be made by Allied or any Affiliate or the Company before any governmental or regulatory body charged with the collection of any tax, or in any judicial or administrative proceeding, that is in any way inconsistent with the Purchase Price Allocation Schedule. The preceding sentence shall not apply to any tax return or election required to be filed (taking into account all applicable extensions) prior to delivery of the Purchase Price Allocation Schedule or to the portion of the Purchase Price allocable to the Owned Real Property for real estate transfer tax purposes as reasonably determined by Crown and Allied.

         1.6.  Closing Date.
               -------------

         Subject to the provisions of Section 11.1 hereof, the completion of the transactions contemplated hereunder, shall be at 10:00 a.m. on December 31, 1999, provided that (a) this date may be extended by the notice of either party prior to such date so that the Closing Date occurs on the same date as the transactions herein have been approved by Allied's shareholders and at least five (5) business days have elapsed after the date the last of the approvals and consents contemplated in Section 6.4(ii) have been received, (b) such time may be otherwise extended or shortened as may be agreed upon in writing by Crown and Allied, and (c) the conditions set forth in Article 6 and Article 7 have been satisfied or appropriately waived, at the offices of Gould & Ratner, 222 N. LaSalle, Suite 800, Chicago, Illinois 60601, or at such other place or at such other time as shall be agreed upon in writing by Crown and Allied (such date and time being herein called the "Closing" or "Closing Date").

         1.7. Closing Date Deliveries.
              ------------------------

(a)      Allied's  Deliveries  to the  Company and Crown.  On the Closing  Date,
         -----------------------------------------------
         Allied shall deliver to the Company and Crown, duly executed copies, as appropriate, of the following:

(i) a Certificate of Incorporation of Allied (certified by the Secretary of State of Delaware, dated within two (2) weeks prior to the Closing) and By-Laws of Allied (certified by the Secretary thereof as of the Closing),

(ii) Certificate of Formation of the Company (certified by Secretary of State of Delaware dated within two (2) weeks prior to the Closing),

(iii) general assignments and warranty bills of sale in a form to be agreed upon by the parties prior to the Closing Date executed by Allied transferring the Purchased Assets to the Company, free and clear of all Liens, except the Permitted Exceptions and Bank Lien,

(iv) recordable special warranty deeds (recordable quitclaim deed for parcel 22 as identified in Chicago Title Insurance Company Commitment P99320 dated September 22, 1999) in a form to be agreed upon by the parties prior to the Closing Date to transfer the Owned Real Property to the Company, subject only to the Real Estate Permitted Exceptions,

(v) any applicable federal, provincial or local tax clearance certificate from the appropriate jurisdiction in which the Purchased Assets are located (including, without limitation, clear realty tax certificates or statements of taxes showing no owing balance from the relevant government agencies),

(vi) good standing certificates of Allied and the Company each from the Secretary of State of Delaware, dated within two (2) weeks prior to the Closing,

(vii) tax, lien and judgment searches, dated within two (2) weeks of Closing, showing no Liens, on any of the Purchased Assets or Interests, except for the Existing Liens, all of which will be released at Closing,

(viii) a resignation by the other officers, directors, managers and other officials of the Company, if any, as may be requested by Crown,

(ix) all of the documents, instruments and opinions required to be delivered by Allied pursuant to Article 6,

(x) evidence of release of all Liens on the Purchased Assets and Interests, including, without limitation, the Existing Liens, but excluding the Permitted Exceptions, with respect to only the Purchased Assets,

(xi) evidence of payment in full of Allied's indebtedness pursuant to the Great Bend Bonds or the representations, warranties, agreements and documentation described in Section 5.8(B),

(xii) those tax registration certificates reasonably requested by Crown,

(xiii)            the Indemnity Security Agreement,

(xiv) subject to Section 5.9, a lease (the "Manufacturing Lease") for Tracts 1 and 4 in Great Bend, Kansas, as described on
                  Exhibit 1.2(c) duly executed by Allied, and

(xv) a lease or sublease (the "R&D Lease") for the research and development facility located on Tracts 2 and 3 in Great Bend, Kansas, as described on Exhibit 1.2(c) and duly executed by Allied.

         The Manufacturing Lease and R&D Lease shall provide for base rent of $1.00 per year, a lease Term acceptable to Crown, at Crown's option, an option to purchase property for $1.00 and such other terms and conditions as are mutually agreed upon by the parties prior to the Closing Date.

(b)      Allied's Deliveries to Crown. On the Closing Date, Allied shall deliver
         -----------------------------
         to Crown, duly executed copies, as appropriate, of the assignment of the Interests to Crown, free and clear of all Liens, in a form to be agreed upon by the parties prior to the Closing Date.

(c)      Crown's  Deliveries to Allied.  On the Closing Date,  Crown shall
         ------------------------------
         deliver to Allied, the following:

(i)      the Estimated Purchase Price;

(ii) duly executed copies, as appropriate, of all of the documents, instruments and opinions required to be delivered by Crown pursuant to the relevant provisions of Article 7;

(iii) Certificate of Formation of Crown certified by the Secretary of State of Delaware dated within two (2) weeks prior to the Closing; and

(iv) a good standing certificate of Crown from the Secretary of State of Delaware, dated within two (2) weeks prior to the Closing.

(d)      Company's Deliveries to Allied.
         ------------------------------

         On the Closing Date and subject to Section 5.9, the Company shall deliver to Allied copies of the Manufacturing Lease and R&D Lease duly executed by the Company.

1.8.     Further Assurances.
         ------------------

         Not in limitation of Section 1.7(a) and 1.7(b) or Article 5 and Article 6, on the Closing Date, Allied shall (i) deliver to Crown and the Company such other bills of sale, endorsements, assignments, deeds, affidavits of title and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Crown and its counsel, as Crown and the Company may reasonably request or as may be otherwise reasonably necessary to vest in the Company all the right, title and interest of Allied in, to or under any or all of the Purchased Assets free and clear of all Liens other than the Permitted Exceptions, and to vest in Crown all right, title and interest in the Interests free and clear of all Liens, and (ii) take all steps as may be reasonably necessary to put the Company in actual possession and control of all the Purchased Assets and Crown in actual possession of the Interests. From time to time following the Closing, Allied shall, at its cost and expense, execute and deliver, or cause to be executed and delivered, to Crown and the Company, as the case may be, such other instruments of conveyance and transfer as Crown may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and to vest in Crown all right, title and interest in the Interests, and put the Company in possession of, any part of the Purchased Assets free and clear of all Liens other than the Permitted Exceptions, and Crown in actual control and possession of the Interests free and clear of all Liens, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the
Closing, to cooperate with the Company and Crown at their request in (a) endeavoring to obtain such consent promptly and (b) providing the Company with actual use or enjoyment thereof. Notwithstanding the foregoing, to the extent the Company obtains the actual use and enjoyment thereof, at no additional cost, and on the same or better terms, despite not having obtained any such third party consent, the Company shall hold Allied harmless and against all obligations thereunder.

                                   Article 2

               Representations, Warranties And Covenants Of Allied
               ---------------------------------------------------

         As an inducement to Crown and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Allied hereby represents, warrants and covenants to Crown and the Company and agrees as follows:

2.1.     Due Organization.
         ----------------

         Allied is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in the states listed on Schedule 2.1.

2.2.     Power and Authority.
         -------------------

         Allied has full corporate power and authority to own, lease or otherwise hold the Purchased Assets and to operate and use the Purchased Assets and to carry on the operation of the Divisions as now conducted. On the Closing, the Company will be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to transact business as a foreign corporation in the states listed on Schedule
2.2. On the Closing, the Company will have full corporate power and authority to own, lease or otherwise hold the Purchased Assets and to operate and use the Purchased Assets and to carry on the operation of the Divisions as now conducted.

2.3.     Subsidiaries and Investments.
         ----------------------------

         Except as set forth on Schedule 2.3 and except for Allied's ownership interests in the Company, Allied, does not, and as of the Closing the Company will not, with respect to the Divisions (a) own, of record or beneficially, any outstanding voting securities of or other equity interests in any corporation, partnership, association, joint venture or other entity or (b) control (directly or indirectly and alone or in combination with others) any corporation, partnership, association, joint venture or other entity.

2.4.     Authority.
         ---------

         Allied has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement, and all other agreements contemplated to be executed, delivered and performed hereunder by Allied have been duly authorized and approved by the board of directors of Allied, and do not require any further authorization or consent of any third party or of any governmental authority except as may be expressly set forth herein. This Agreement is (subject to the receipt of stockholder approval), and each other agreement or instrument contemplated hereby to which Allied is a party, will be, the legal, valid and binding agreement of Allied, enforceable in accordance with their terms except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law affecting the enforcement of creditors' rights generally, or (b) to the extent that such enforceability is subject to the principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) (the "Enforceability Exceptions").

         Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of (i) the Certificate of Incorporation or By-Laws of Allied, or (ii) except as set forth on Schedule 2.4 any agreement, mortgage, debt instrument, indenture, franchise, license, permit, authorization, lease (provided that any necessary landlord consent to assignment is obtained) or other instrument, judgment, decree, order, law or regulation by which Allied is bound, or result in the creation of any lien, security interest, prior claim, charge or encumbrance upon any of the Purchased Assets.

2.5.     Financial Statements.
         --------------------

         Attached hereto as Exhibit 2.5 are true, complete and correct copies of
(i) the Divisions' consolidated balance sheet and statements of operations (together with any and all notes thereto) for the fiscal year ended December 31, 1998 (the "Annual Statement") and (ii) the Divisions' balance sheets and statements of operations for June 30, 1999 (the "Interim Statement") (collectively, the "Annual Statement" and the "Interim Statement" are referred to as the "Financial Statement"). Except as set forth on Schedule 2.5, the Financial Statements set forth in clause (i) have been prepared in conformity with GAAP and present fairly the assets, liabilities, financial position and results of operations of the Divisions as of their respective dates and for the respective periods covered thereby. Except as set forth on Schedule 2.5, the Financial Statements set forth in clause (ii) have been prepared in conformity with GAAP (except for normal and recurring adjustments for year end statements) and present fairly in all material respects the assets, liabilities, financial position and results of operations of the Divisions as of each applicable entity as of their respective dates and for the respective periods covered thereby. The Company has had no revenues or expenses nor any assets or liabilities prior to or after the Formation.

2.6.     Operations Since December 31, 1998.
         ----------------------------------

(a) Since December 31, 1998, there has been (i) no Material Adverse Effect and, to the knowledge of Allied, no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future other than the Company's purchase and use of the Purchased Assets; and (ii) in relation to the Divisions, no damage, destruction, loss, claim, condemnation or other taking with respect to the Assets other than Accounts Receivable (whether or not covered by insurance), in the excess of $20,000 individually or $200,000 in the aggregate.

(b) Since December 31, 1998, Allied has conducted the operations of the Divisions in the ordinary course of business consistent with existing operating procedures and practices. Without limiting the generality of the foregoing, since December 31, 1998, except as set forth on Schedules 1.5(a) and 2.6(b) and except for the transfer of the Purchased Assets to the Company, Allied has not, with respect to the Divisions, Purchased Assets or the Company:

(i) sold, leased, transferred or otherwise disposed of (except in the ordinary course of business), or mortgaged or pledged, or imposed or suffered to be imposed any lien, charge or encumbrance on, any of the Purchased Assets;

(ii) canceled any debts owed to, or claims held by, the Divisions (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past practice;

(iii) canceled or terminated any contract, lease or agreement in connection with the Divisions or entered into and become bound by any contract, lease or agreement the result of which would be a Material Adverse Effect;

(iv) declared (or received a declaration of) default under any material Contract;

(v) entered into any Contracts other than (A) purchase orders entered into in the ordinary course of business, including purchase orders for normally used raw materials and parts, and
                  (B) the Contracts described on Schedule 2.16;

(vi)              entered into any joint venture or partnership;

(vii)             made any dividend or distribution of any Purchased Asset;

(viii) given a raise to any Employee in excess of five percent (5%) of such Employee's 1998 salary; given a bonus to any Employee other than the incentive bonuses earned in 1998 (paid in 1999) and 1999 and the 1999 Christmas bonus; or increased the commissions rate payable to any Employee or Sales Representative by more than five percent (5%) of such person's commissions rate in effect on December 31, 1998;

(ix)              changed any accounting policies or practices;

(x) made any agreements, written or oral, to perform any of the above, other than this Agreement; or

(xi)              entered into any Capitalized Leases.

2.7.     No Undisclosed Liabilities.
         --------------------------

         None of the Purchased Assets are, nor Allied with respect to the Divisions is, subject to any liability, commitment or obligation (including, without limitation, to the knowledge of Allied, unasserted claims), whether absolute, contingent, accrued or otherwise except (a) for Existing Liens; (b) for the Contracts; (c) as set forth in the Financial Statements and (d) as disclosed in this Agreement and the schedules and exhibits hereto. At Closing, the Company will have no liabilities, commitments or obligations except for the Assumed Liabilities.

2.8.     Taxes.
         -----

         Allied has and will timely file all required foreign, federal, state, provincial, municipal and local income, excise, training, withholding, property, sales, use, franchise, commodity, payroll and other tax returns, declarations and reports with respect to its entire entity including, but not limited to, the Divisions, which are required to be filed on or before the date hereof and the Closing, and shall have paid or reserved for all Governmental Charges arising from the operation of Allied, the Divisions or Assets on or prior to the Closing Date, including without limitation, all Governmental Charges arising in connection with the Great Bend Bonds and all Government Charges required to be withheld by Allied from employees of the Divisions for income taxes, social security, workers' compensation, employment insurance, employer health tax and other payroll taxes and related withholdings and all other similar taxes. There are no actions, suits, proceedings, investigations, inquiries or claims now pending or made or to the best knowledge of Allied threatened against Allied in respect of Governmental Charges in connection with or attributable to the Divisions. Allied has withheld from each amount paid or credited to any Person the amount of Governmental Charges required to be withheld therefrom and has either remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation or set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of Allied or the Divisions. The returns, declarations and reports referred to in the previous sentences of this Section 2.8 are or will be true and correct and reflect or will reflect accurately all Governmental Charges for the periods covered thereby. Except as disclosed on Schedule 2.8, Allied has not received a notice that any examination of or proceeding with respect to any tax return or report relating to the Divisions has been requested, scheduled or conducted. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return of Allied.

2.9.     Availability of Purchased Assets and Legality of Use.
         ----------------------------------------------------

(a) Allied has delivered to Crown a certified copy of the most recently available list of the Divisions' material plant and equipment (which excludes construction in process). Allied owns outright and has good and marketable title to all personal property constituting Purchased Assets which are not leased by Allied or the Divisions subject to no Liens other than the Existing Liens. Schedule 2.9 lists all personal property constituting Purchased Assets leased by Allied or the Divisions. Except as set forth in Schedule 2.9, Allied holds good and transferable leaseholds in all of the personal property shown on
         Schedule 2.9, as the case may be, in each case under valid and enforceable leases, subject to no Liens other than the claims of the lessor. Allied and the Divisions are not, and to Allied's knowledge no other party to such personal property lease is, in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) under any lease of any item of personal property listed on Schedule 2.9.

(b) The Purchased Assets: (i) and the Excluded Assets in the aggregate are adequate and sufficient to conduct the business and operations of the Divisions in substantially the manner currently conducted, assuming a continued source of working capital and continuation of relationships with customers and suppliers; (ii) are suitable for the purposes for which they are currently used; and (iii) with respect to tangible personal property included within the Purchased Assets, are in good operating condition and working order, ordinary wear and tear excepted. All improvements included in the Leased Real Property and Owned Real Property are in good condition, ordinary wear and tear excepted, with all of their systems in good working order. Only the business of the Divisions is conducted at the Plants. All manufacturing of the Divisions is conducted at the Plants.

2.10.    Real Property.
         -------------

(a)      Owned Real  Property.  Schedule  2.10(a) lists each parcel of Real
         --------------------
         Property owned and used or held for possible expansion by Allied ("Owned Real Property") in connection with the operations of the Divisions (in each case showing the record title holder, legal description, location and any indebtedness secured by a mortgage or other lien thereon) other than Leased Real Property and of each option or right of first refusal (or similar right) held or given by Allied or its Affiliates to acquire any of the Owned Real Property or Leased Real Property or any other real or immovable property contemplated to be used or useful in the Divisions. True, complete and correct copies of any and all existing opinions or policies of title insurance, and documents referenced therein, available to Allied relating to the Plants and Offices have heretofore been delivered by Allied to Crown. Allied has good and marketable title in fee simple absolute to the Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all Liens except for Real Estate Permitted Exceptions. In each case such Real Estate Permitted Exceptions has been reflected, to the extent that a value is ascertainable, in each Financial Statement. Except as set forth on
         Schedule 2.10(a), Allied has not received notice and has no knowledge that any portion of the Owned Real Property or its use violates in any material respect any laws, regulations, rules, ordinances, codes, licenses, deed restrictions and covenants of record, franchises and permits (including, without limitation, electrical, building, zoning, environmental and occupational safety and health requirements).

(b)      Leased  Real  Property.  Schedule  2.10(b)  sets forth a list of each
         ----------------------
         lease or similar agreement (showing the rental fees, expiration date, renewal and purchase options, if any, and the location of the real property covered by such lease or other agreement) for Leased Real Property used in connection with the Divisions. True, complete and correct copies of any and all existing opinions or policies of title insurance, and documents referenced therein, available to Allied with respect to each such parcel have heretofore been delivered by Allied to Crown. The applicable lessee has the right to quiet enjoyment of all such real property described in such Schedule 2.10(b) for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto. All rentals due and owing have been paid and accepted, and the applicable lessee is not in default or breach under said leases or agreements. Schedule 2.10(b), also contains a brief description of each lease or other agreement (including in each case the annual rental, expiration date and description of property covered) under which Allied or any Affiliate thereof is lessor, assignor or sub-lessor of any real property used or useful in connection with the Divisions. Except as set forth on Schedule 2.10(b), no notice of any pending expropriation or any violation in any material respect of laws, regulations, rules, ordinances, codes, licenses, deed restrictions and covenants of record, franchises and permits (including, without limitation, electrical, building, zoning, environmental and occupational safety and health requirements) relating to such assets or their use has been received by Allied and Allied has no knowledge of any such violation or expropriation, and Allied has no knowledge that the existing use of the Leased Real Property is not permitted under and does not conform with applicable zoning ordinances.

(c)      Eminent Domain.  Except as set forth on Schedule  2.10(c),  there is no
         --------------
         pending or, to Allied's knowledge, threatened: (i) condemnation of any part of the Owned Real Property or Leased Real Property, if any, by any governmental authority; (ii) special assessment against any part of any part of the Owned Real Property or Leased Real Property, if any; or
         (iii) litigation against Allied for breach of any restrictive covenant affecting any part of the Owned Real Property or Leased Real Property, if any.

(d)      Utilities.  Allied has not received any notice from any utility company
         ---------
         or municipality of any fact or condition which could result in the discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for the Owned Real Property or Leased Real Property, if any. Each parcel of the Owned Real Property and the Leased Real Property has access to sufficient quantities of water, sewer, gas, steam, electric, telephone, drainage and other utilities required to conduct its business as presently conducted. Allied has not received any notice of any termination or material impairment of any such utilities.

2.11.    Accounts Receivable.
         -------------------

         All Accounts Receivables of Allied relating to the Divisions have arisen from bona fide transactions by the Divisions in the ordinary course of business, and are good and collectible in the ordinary course of business (net of any reserves of the types reflected in the Most Recent Balance Sheet and described in Schedule 2.11), none of the account debtors are Allied or Affiliate thereof. Except as described in Schedule 2.11, none of such accounts receivable are subject to any bona fide defense, counterclaim or set-off, claim for faulty workmanship, defective quality, untimely or inaccurate delivery or other breach of contract or promotional, advertising or other sales or marketing allowances or rebates, or, except to the extent not in excess of the reserve for doubtful accounts, is in dispute, and except as described in Schedule 2.11, Allied is not aware of any basis for any of the foregoing or for any account debtor to return any goods shipped by Allied. None of the Accounts Receivable include work in process. The Divisions do not have any sales on consignment, approval or return.

2.12.    Inventory.
         ---------

         All Inventory is of good, merchantable and usable quality, is salable in the ordinary course of business of the Divisions, and, after Closing, the Company, and is reflected on each of the Financial Statements at the lower of cost (on a first-in, first-out basis) or market value. The inventory obsolescence policies of Allied with respect to the Divisions are appropriate to the nature of the products sold and marketing methods used by the Divisions, the reserve for inventory obsolescence contained in the Most Recent Balance Sheet fairly reflects the amount of excess, obsolete, defective, damaged, used, overstock and slow moving Inventory as of the date thereof and is consistent with the principles set forth on Schedule 1.5(b), and the reserve for excess, obsolete, defective, damaged, used, overstock and slow-moving inventory to be contained in the Closing Statements will fairly reflect the amount of excess, obsolete, defective, damaged, used, overstock and slow-moving inventory as of the Closing Date. All Inventory which is work-in-process or finished goods: (i) is bona fide work in process or finished goods created in the ordinary course of business and is being completed on schedule and within budget; (ii) has been subjected to and has passed all appropriate tests and inspections; (iii) (with respect to those products which will be completed before Closing) may be sold in conformance with specifications and industry standards; and (iv) in the aggregate will be convertible (or has been converted) into accounts receivable in the ordinary course of business. All work-in-process and finished goods Inventory have been performed in accordance with the designs and plans therefor which meet Year 2000 Readiness standards and satisfy the requirements of the applicable Contracts.

2.13.    Licenses.
         --------

         Schedule 2.13 lists all Licenses (whether or not transferable) held by Allied on behalf of the Divisions and otherwise necessary for the operation of the Divisions, correct copies of which have previously been delivered to Crown. Allied is the exclusive holder of each of the Licenses, all of which are in full force and effect and are not subject to any pending or threatened challenge, revocation, amendment or forfeiture. No material default or breach exists on the part of Allied with respect to any of the Licenses and no event or condition exists which but for the lapse of time or notice or both would constitute a default or breach with respect to any of the Licenses. True and correct copies of all reports required by law relating to the Licenses have been and will be timely filed with the appropriate bodies, and true and correct copies of such reports have been and will be delivered to Crown.

2.14.    Title to Property.
         -----------------

         Allied has good and marketable title to all of the Assets, free and clear of all Liens, except for the Existing Liens. Delivery to the Company and/or Crown on the Closing Date of the instruments of transfer contemplated by
Section 1.7 will transfer to the Company good and marketable title to the Purchased Assets, free and clear of all Liens except for the Real Estate Permitted Exceptions and, with respect to personal property, the permitted exceptions, if any, shown on Schedule 2.14 (the "Personal Property Permitted Exceptions"). No Person has any agreement, option, understanding or commitment or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from Allied of any of the Assets, or any rights or interest therein, other than in the ordinary course of business.

2.15.    Employee Relations.
         ------------------

         Except as set forth on Schedule 2.15, all employees performing services for the Divisions perform those services exclusively for the Divisions. Since 1985, the Divisions and its employees are not and have not been subject to any collective bargaining agreement. Except as described in Schedule 2.15 and
Schedule 2.26, neither Allied, on behalf of the Divisions, nor the Divisions is otherwise a party to or bound by any oral or written: (i) collective bargaining agreement, employment agreement, consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete; (ii) contract or agreement with any officer, director (or equivalent official) or employee of Allied on behalf of the Divisions; or (iii) Employees' Plans (as defined in Section 2.26). Allied has previously delivered to Crown:
(a) a list of all Employees as of December 31, 1998 whose then current base compensation or commission on an annualized basis was in excess of $50,000 and is reasonably expected to be in excess of that amount for fiscal year 1999; (b) the then current compensation of, and a description of the fringe benefits (other than those generally available to all employees of the Divisions) provided by the Divisions to any Employees referred to in the preceding clause
(a); (c) a list of all present or former (since 1997) Employees of the Divisions with last annual salaries or commissions exceeding $50,000 who have terminated or given notice of their intention to terminate their relationship with the Divisions or whose relationship with the Divisions had been terminated since December 31, 1998; (d) a list of any increase, effective after December 31, 1998 in the rate of compensation of any of the Divisions' Employees if such increase exceeds five percent (5%) of the previous annual salary of such Employees; (e) a list of all substantial changes in job assignments of or promotions or appointments of all employees of the Divisions whose annual base rate of compensation or commissions as of December 31, 1998 was in excess of $50,000;
(f) a list of policy and procedure manuals binding on such Employees; and (g) with respect to the Divisions, Allied has complied in all material respects with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment and collective bargaining and to the operation of the Divisions and are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing other than as may be awarded or agreed to in connection with the Discrimination Suit. Allied believes that its relations with the Employees of the Divisions are good. To Allied's knowledge, there has been no union organizing effort within the last five (5) years of the operation of the Divisions and there have been no strikes, lockouts, slowdowns or similar work stoppages affecting the employees in connection with the Divisions. All employees of the Divisions are terminable at will with no liability except as set forth on Schedule 2.15. Except as set forth on Schedule 2.15, to the best knowledge of Allied, (A) with respect to the Divisions, Allied is not involved in any transaction or other situation with any Employee, officer, director (or equivalent official) or affiliate of Allied that may be generally characterized as a "conflict of interest", and (B) to Allied's knowledge there are no situations with respect to the Business that involved or involves (i) the use of any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) the making of any direct or indirect unlawful payments to government officials or others from funds or the establishment or maintenance of any unlawful or unrecorded funds, (iii) the violation of any of the provisions of The U.S. Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (iv) the receipt of any illegal discounts or rebates, or (v) any investigation by any other federal, foreign, state or local government agency or authority.

2.16.    Status of Contracts.
         -------------------

         Each of the Contracts constitutes a legal, valid and binding obligation of Allied and, to Allied's knowledge, each other party thereto subject to the Enforceability Exceptions and is in full force and effect, has not been amended or modified. Except as described in Schedule 2.16, the Contracts may be transferred to the Company pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Allied is not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Contracts and, to the best knowledge of Allied, no other party to any of the Contracts has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Allied, or, to the best of the knowledge of Allied, by any such other party. Allied is not paying liquidated damages in lieu of performance under any Contract. Complete and correct copies of each of the Capitalized Leases, and all other material Contracts, have heretofore been delivered to Crown by Allied and are listed on
Schedule 2.16 attached hereto.

2.17.    No Violations, Litigation or Regulatory Action.
         ----------------------------------------------

(a) With respect to the Divisions, Allied has complied in all material respects with all laws, regulations, by-laws, rules, writs, injunctions, ordinances, franchises, decrees or orders of any court or of any foreign, federal, provincial, municipal or other government, governmental department, commission, board, bureau, agency or instrumentality which are applicable to the Assets or the Divisions;

(b) Except as disclosed on Schedule 2.17, there are no lawsuits, claims, suits, proceedings, investigations, grievances, complaints, or charges pending or, to the best knowledge of Allied, threatened against or affecting Allied (relating to the Divisions), and there are no lawsuits, claims, suits or proceedings pending in which Allied (relating to the Divisions) is the plaintiff or claimant; and

(c) There is no action, suit or proceeding pending or, to the best knowledge of Allied, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or which may have an adverse effect on Allied's ability to perform its obligations hereunder.

2.18.    Environmental Matters.
         ---------------------

(a) For the purposes of this Agreement, the following terms and expressions shall have the following meanings:

(i) "Environmental Health and Safety Laws" means all federal, state and local laws, rules and regulations relating to the protection and preservation of the environment, occupational health and safety or Hazardous Materials.

(ii) "Environmental Permits" includes all orders, permits, certificates, approvals, consents, registrations and licenses issued by any authority of competent jurisdiction under Environmental Health and Safety Laws.

(iii) "Hazardous Materials" means, collectively, any contaminant, pollutant, hazardous substance (as defined in Environmental Health and Safety Laws as amended from time to time), toxic substance, petroleum based products, asbestos, or any analogous substance defined in or regulated under any Environmental Health and Safety Laws.

(iv) "Release" means any release, spill, leak, emission, discharge, leaching, dumping, migrating, escape or other disposal which is or has been made in contravention of any Environmental Health and Safety Laws.

(b) Except as disclosed in Schedule 2.18 attached hereto, the use, maintenance and operation of the Divisions and the Assets thereof are in compliance in all material respects with all Environmental Health and Safety Laws. Allied, in relation to the Divisions, is in compliance in all material respects with all reporting, monitoring, transportation and disposal requirements under all Environmental Health and Safety Laws. In relation to the Divisions, Allied has not received any notice of, nor does Allied anticipate any material expenditures related to, any non-compliance with any Environmental Health and Safety Laws, and Allied, in relation to the Divisions, has never been convicted of a criminal offense for non-compliance with any Environmental Health and Safety Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

(c) Except as set forth on Schedule 2.18, Allied has obtained all Environmental Permits necessary to conduct the business of the Divisions and to own, use and operate the Assets. All such Environmental Permits are listed in Schedule 2.18, and complete and correct copies thereof have been provided to Crown. Allied agrees to assist the Company and Crown with filing all necessary applications and transferring or obtaining all necessary Environmental Permits.

(d) Except as disclosed in Schedule 2.18, to the knowledge of Allied, there are no Hazardous Materials located on, in or under the surface of any of the Assets, other than those associated with the proper and ordinary operations of the Divisions, and no reportable Release of any Hazardous Material has occurred on or from the Assets or has resulted from the operation of the Divisions.

(e) Except as disclosed in Schedule 2.18, to the knowledge of Allied, there are no underground or surface storage tanks, urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls (PCBs) or radioactive substances located on, in or under the surface of any of the Assets. In relation to the Divisions, Allied has not received any notice or claim that it is responsible for any cleanup or corrective action under any Environmental Health and Safety Laws. Allied has provided Crown with copies of all environmental audits, assessments and studies of all of the Assets or relating to the Divisions that it has ever conducted or had in its possession.

(f) No environmental accruals have been established during 1998, 1997 and 1996 in relation to the Divisions.

(g) Under federal, state and local laws and regulations, where Allied has been named as a potentially responsible party with respect to the Divisions for various hazardous waste sites undergoing remediation or under investigation, Allied has no knowledge of any violations of Allied and believes it has been improperly named or will be considered to be a "de-minimus" party thereto.

2.19.    Insurance.
         ---------

         Schedule 2.19 sets forth a list and brief description (including policy numbers, insurers, nature of coverage, limits, deductibles, carriers, claims pending under any insurance policy, and effective and termination dates) of all policies of insurance maintained, owned or held by Allied insuring all or a portion of the Purchased Assets and activities of the Divisions and a listing of all open and closed claims related to the Division on such policies for the years 1994 through the present date. Allied has complied in all material respects with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner. Allied has delivered to Crown correct and complete copies of each such insurance policy related to the Divisions and of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Assets. Allied has not received any notice within the past three (3) years from any insurance carrier or agent that its rates on the policies applicable to the Divisions would be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks), or that such policies would not be renewed.

2.20.    Customers.
         ---------

         Schedule 2.20 contains a list of names and addresses of the Significant Customers of Allied with respect to the Divisions and the percentage of the Divisions' gross revenues which each such customer represents or represented during the calendar years 1997 and 1998 and the period January 1, 1999 through August 31, 1999. Allied has received no written notice that there exists an actual or threatened termination, cancellation or litigation of, or any materially adverse modification or change in, the business relationship of Allied, on behalf of the Divisions, with any Significant Customers, and to the best knowledge of Allied there exists no present condition or state of facts or circumstances, involving any of the Significant Customers of which Allied has notice which would have a Material Adverse Effect on the Divisions' relationship with such Significant Customer or prevent Crown from operating the Divisions after the Closing in essentially the same manner in which it has heretofore been operated by Allied, except as affected by the transactions contemplated hereby. Allied is not currently renegotiating (nor has it asked or been asked to renegotiate) any Division Agreement with any Significant Customers in 1997, 1998 or 1999 nor is Allied or any Significant Customer paying liquidated damages in lieu of performing any such Division Agreement.

2.21.    Suppliers.
         ---------

         Schedule 2.21 is a true and complete list by dollar volume of purchases made during the calendar years 1997 and 1998 and the period January 1 through June 30, 1999 from the fifteen (15) largest suppliers to Allied (on behalf of the Divisions) of key materials and services and commodities, exclusive of utility services. In the last twelve (12) months, no such supplier has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Allied. Allied has not received any written notice and is not aware that any such supplier intends to cancel or otherwise modify its relationship with Allied, which cancellation or modification would have a Material Adverse Effect on the Divisions' relationship with such supplier or ability to receive such supplies on a comparable basis. Each of the Accounts Payable represents amounts owed to suppliers or employees of the Divisions for bona fide goods or services performed in good faith on an arms' length basis by such supplier or employee. All such goods have been delivered or services performed by the respective creditor in a timely manner and Allied has no claim against such creditor for offset, faulty workmanship, defective quality of goods, or other breach of contract claim. Except as set forth on Schedule 2.21, no Accounts Payable are owed Allied or any Affiliate thereof.

2.22.    Product Liability; Product and Service Warranties.
         -------------------------------------------------

         Schedule 2.22 contains a description of the warranties given or offered by Allied covering Products or services sold or distributed by the Divisions or their predecessors and any other warranty covering any Products or services sold or distributed by the Divisions or their predecessors, which warranty is in effect on June 30, 1999. Schedule 2.22 also sets forth the amount and general nature of any warranty claims experienced by the Divisions or their predecessors in each of the years ended December 31, 1996, 1997 and 1998 and the period January 1, 1999 to the date hereof. Allied, on behalf of the Divisions, is not subject to any liability for warranty claims not shown or in excess of the amounts shown or reserved for in the Most Recent Balance Sheet. Except as disclosed in Schedule 2.22, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or, to the best of Allied's knowledge, investigation of a civil, criminal or administrative nature by or before any governmental agency against or involving any Product, or class of claims or lawsuits involving the same or similar Product which is pending or, to Allied's knowledge threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product manufactured, produced, distributed, sold or serviced by or on behalf of the Divisions or their predecessors, or any alleged failure to warn, or from any breach of implied warranties or representations, (ii) to Allied's knowledge, for the past three
(3) years there is no fact, situation or circumstance that primarily forms or is likely to be the primary cause for any such claim, and (iii) there has not been, nor is there under consideration or investigation by Allied, any Recall conducted by or on behalf of Allied concerning any Products or any Recall conducted by or on behalf of any entity as a result of any alleged defect in any Product supplied by Allied.

2.23.    Intellectual Property.
         ---------------------

         Schedule 2.23 contains a list of all material Intellectual Property (other than know-how) in which Allied has any right, title or interest or which during the past year has been used in, or which relates to, the business of the Divisions. Except as set forth in Schedule 2.23, Allied either owns or has the right to use by license, sublicense, agreement, or permission all of the Intellectual Property set forth on Schedule 2.23. Except as otherwise set forth in Schedule 2.23, Allied has not granted a license, nor reached an understanding with any third party, nor entered into a written agreement, relating in whole or in part, to any of the Intellectual Property of Allied used in connection with the business or operations of the Divisions, and there has been no assertion thereof by any person. To the knowledge of Allied, there is no infringement or other adverse claim against the rights of Allied with respect to any of the Intellectual Property used or owned by Allied in connection with the conduct of the business of the Divisions. Schedule 2.23 lists separately Allied's trademarks and tradenames which are material to the conduct of the business of the Divisions (the "Material Trademarks and Tradenames"). Allied has not been charged with nor, to the knowledge of Allied, is Allied threatened to be charged with, nor to the knowledge of Allied is there any basis for any charge of, with respect to its Material Trademarks and Tradenames, the infringement or other violation of the intellectual property rights of any other Person. In connection with the conduct of the business of the Divisions and except as set forth on
Schedule 2.23, Allied and the Divisions and, to Allied's knowledge, their predecessors, with respect to their Material Trademarks and Tradenames, have not infringed, nor are any of them infringing, any intellectual property right of any other person. Allied owns or possesses adequate licenses or other rights or, to the knowledge of Allied, can obtain such rights on commercially reasonable terms that will not materially and adversely affect Allied or the Divisions, to use all trademarks, trademark applications, service marks, service mark applications, or other trade names, copyrights, manufacturing processes, formulae, trade secrets and know how and, to the knowledge of Allied and the Divisions, all patents and patent applications or other intellectual property necessary or material to the conduct of the business of the Divisions, as conducted. Except as set forth on Schedule 2.23, Allied has not granted or assigned to any other person or entity any right to manufacture or assemble the products or proposed products of the Divisions. No current or former stockholder, employee, officer or director of Allied or the Divisions has (directly or indirectly) any right, title or interest in any Intellectual Property other than such right which such Person may enjoy as an owner of Allied. Except as set forth on Schedule 2.23, Allied has not entered into any written or oral contract, agreement or arrangement with any Person, pursuant to which such Person receives access to or possession of any source code of Allied, or the right to transfer, sell, distribute or license any product that incorporates any Intellectual Property of Allied in a manner by which such Person or an Affiliate of such Person is or may become an indirect or direct competitor of Allied or the Divisions. To the knowledge of Allied, no current or former director, officer, member, manager or employee of or consultant to Allied or the Divisions is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, member, manager, employee or consultant to be employed or engaged by Allied or the Divisions because of the nature of the business conducted or proposed to be conducted by Allied or the Divisions, or relating to the use of trade secrets or proprietary information of others.

2.24.    Broker or Finder.
         ----------------

         Neither Allied nor any of its Affiliates nor any party acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement for which the Company or Crown would be responsible.

2.25.    Year 2000 Compliance and Readiness Matters.
         ------------------------------------------

         The Divisions have conducted testing to determine whether the systems, processes, products, equipment and services used in the Divisions' business have achieved Year 2000 Readiness.

         The Divisions have made written inquiries to its critical suppliers regarding their respective Year 2000 Readiness. To the best of Allied's knowledge, such critical suppliers will not be unable to perform the Contracts due to Year 2000 Readiness issues.

         Allied, on behalf of the Divisions, has made no express or implied warranties regarding the Year 2000 Readiness of the Divisions, or any of their Products or Services.



2.26.    Employee Plans.
         --------------

         Schedule 2.26 identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, retiree health, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by Allied for the benefit of employees or former employees of the Divisions and each Employee Pension Benefit Plan that Allied or any trade or business whether or not incorporated ("ERISA Affiliate"), that together with Allied would be deemed a "single employer" within the meaning of Section 401(b) of ERISA, sponsors, maintains, contributed to or is required to contribute to (the "Employee Plans") and a true and complete copy of each Employee Plan has been furnished to Crown. Except as set forth in Schedule 2.26, each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan. Except as set forth in Schedule 2.26, each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, and the Trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code, and nothing has occurred which could cause the loss of such qualification. Allied has delivered to Crown the actuarial valuations, if any, prepared for each Employee Plan during the past three years. Except as described in Schedule 2.26:

(a) all contributions to and payments from each Employee Plan that may have been required to be made in accordance with the terms of any such Employee Plan, or with the recommendation of the actuary for such Employee Plan, and, where applicable, the laws of the jurisdictions that govern such Employee Plan, have been made in a timely manner;

(b) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Employee Plan required to be filed with any governmental agency or distributed to any Employee Plan participant have been duly filed on a timely basis or distributed;

(c) there are no pending investigations by any governmental or regulatory agency or authority involving or relating to an Employee Plan, no pending or, to the best of its knowledge, threatened claims (except for claims for benefits payable in the normal operation of the Employee Plans), suits or proceedings against any Employee Plan or asserting any rights or claims to benefits under any Employee Plan that could give rise to a liability nor, to the knowledge of Allied, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding;

(d) no notice has been received by Allied of any complaints or other proceedings of any kind involving Allied or Divisions or, to Allied's best knowledge, any of the employees of the Divisions before any pension board or committee relating to any Employee Plan or to the Divisions; and

(e) the assets of each Employee Plan are at least equal to the liabilities of such Employee Plans based on the actuarial assumptions utilized in the most recent valuation performed by the actuary for such Employee Plan, and neither Crown nor any of its Affiliates will incur any liability with respect to any Employee Plan as a result of the transactions contemplated by this Agreement.

2.27.    Ownership.
         ---------

         Except as disclosed in the Form 10-Q filed by Allied with the Securities and Exchange Commission for the quarterly periods ending March 31, 1999 and June 30, 1999, since December 31, 1998 there has been no material change in the business, operation, financial condition, assets, properties or prospects of Allied's businesses other than the Divisions which will result in Allied not having sufficient financial resources to pay and discharge its indemnification and other obligations herein as they become due.

         Except for the Bank Lien, Allied represents and warrants to Crown that 100% of the membership interests in the Company are owned beneficially and of record by Allied, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever. Except for the Bank Lien, the membership interests in the Company are not subject to any restriction with respect to their transferability (other than restrictions on transfer under applicable federal and state securities laws).

2.28.    Capitalization.
         --------------

         There are no outstanding rights, options, warrants, rights of first refusal, subscriptions or agreements of any kind to acquire, now or as of the Closing Date, from Allied any or all of its membership ownership in the Company.

2.29.    Status of the Company.
         ---------------------
         Except for the Bank Lien, immediately prior to the conveyance of the Interests to Crown hereunder, Allied will be the sole owner of 100% of the membership interests in the Company and have good and marketable title thereto, free and clear of all liens, claims, security interests, mortgages, pledges, encumbrances and equities of every kind. At such time and except for the Bank Lien, Allied's ownership of 100% of the Company's membership interests will entitle Allied to full, sole and exclusive control and rights to the Company. Allied's ownership of the Company will constitute 100% of the ownership, legal or equitable, to the Company, and no Person, except for Crown, has ever had any ownership interest, legal or equitable, in or to the Company. The Certificate of Formation and other organizational documents relating to the Company will be in full force and effect, has not been amended or modified, and there will have been no breaches, defaults or notices thereof or events which with or without the passage of time or the giving of notice or both would constitute a breach or default or both by Allied, and with no defaults or breaches thereof and there is no basis for or event causing any such breach or default. Neither Allied, nor any Affiliate thereof, is owed any sums by the Company. The Company will not have transacted any business prior to Closing.

2.30.    Great Bend Bonds.
         ----------------

         The Bond Trust Indenture is in full force and effect and has not been amended. There are no other agreements or instruments governing or otherwise affecting Allied's or Allied's predecessor in interest's obligations with respect to the Great Bend Bonds. All indebtedness under the Series A Bonds has been paid in full. The proceeds of the Series B Bonds were used exclusively to purchase property placed in service more than three (3) years prior to the Closing Date.

2.31.    Sales Representatives.
         ---------------------

         Schedule 2.31 identifies all commission salespersons performing services for the Divisions who are independent contractors ("Sales Representatives"). No relationship other than as set forth in the Contracts with the Sales Representatives exists with any Sales Representative. Allied has previously delivered to Crown: (a) a list of all Sales Representatives as of December 31, 1998 whose then current base commission on an annualized basis was in excess of $50,000 and is reasonably expected to be in excess of that amount for fiscal year 1999 and (b) the then current commission rates payable by the Divisions to any Sales Representative referred to in the preceding clause (a). To Allied's knowledge its relations with the Sales Representatives are generally good.

2.32.    Current Product Lines.
         ---------------------

         Schedule 2.32 identifies the product lines currently manufactured by the Divisions ("Current Product Lines"). No model within the Current Product Lines was discontinued because it was unsafe or because of product liability problems.

2.33.    Disclosure.
         ----------

         None of the representations or warranties of Allied contained herein, and none of the information contained in the Schedules referred to in Article 2, is false or misleading in any material respect or omits to state a fact here or therein necessary to make the statements herein or therein not misleading in any material respect. EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALLIED MAKES NO OTHER REPRESENTATIONS OR WARRANTIES AND DISCLAIMS ALL IMPLIED WARRANTIES.



                                   Article 3

               Representations, Warranties And Covenants Of Crown
               --------------------------------------------------

         As an inducement to Allied to enter into this Agreement and to consummate the transactions contemplated hereby, Crown hereby represents, warrants and covenants to Allied and agrees as follows:

3.1.     Organization of Crown.
         ---------------------

         Crown is a limited liability company formed and in good standing under the laws of the State of Delaware and has full power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted.

3.2.     Authority of Crown.
         ------------------

         Crown has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

         The execution, delivery and performance of this Agreement by Crown, including, without limitation, the deliveries and other agreements of Crown contemplated hereby, have been duly authorized and approved by its Manager (to the extent required) and do not require any further authorization or consent of any third party or of any governmental authority except as expressly set forth herein. This Agreement is, and each other agreement or instrument of Crown contemplated hereby will be, the legal, valid and binding agreement of Crown, enforceable in accordance with its terms except for the Enforceability Exceptions.

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of its Articles of Formation or its Limited Liability Company Agreement, or any agreement, mortgage, debt instrument, indenture, franchise, license, permit, authorization, lease or other instrument, judgment, decree, order, law or regulation by which Crown is bound.

3.3.     Financial Matters
         -----------------

         Crown will have at the Closing the financial wherewithal to consummate and perform its obligations under this Agreement.

3.4.     No Broker or Finder.
         -------------------

         Neither Crown nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                   Article 4

                        Actions Prior To The Closing Date
                        ---------------------------------

         The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

4.1.     Investigation of the Divisions and Allied by Crown.
         --------------------------------------------------

         Allied shall afford to the officers, employees and authorized representatives (including, without limitation, independent public accountants and attorneys) of Crown, its Affiliates and its financing sources reasonable access during normal business hours and opportunity to conduct and complete acquisition review (to be conducted so as to minimize the effect on the business of the Divisions), including, without limitation a review of the Divisions' books and records, leases, contracts and other agreements, income tax returns, public accountant work papers supporting the data underlying the Financial Statements and Interim Statements, physical inspection of the Purchased Assets (including the Real Property for the purpose of conducting an environmental audit and to inspect the Real Property, Fixed Assets and Inventory), and the right to contact and communicate with the Divisions' employees, customers, vendors, suppliers, independent contractors, representatives, government agencies and others having a business relationship with Allied, and Allied shall provide to Crown all authorizations and consents required to effect the foregoing. Allied shall furnish to Crown and its authorized representatives such additional information concerning the Assets and the Divisions as shall be reasonably requested. No investigation made by Crown or its representatives hereunder shall affect the representations and warranties of Allied hereunder. Not in limitation of Section 11.1, Crown agrees that it will keep and maintain any and all information obtained by it, its agents and counsel confidential, and will not make use of any such information other than for its evaluation of the transactions contemplated by this Agreement. Crown shall either destroy or return all information to Allied in the event that the transactions contemplated by this Agreement do not occur.

4.2.     Preserve Accuracy of Representations and Warranties.
         ---------------------------------------------------

         Each of the parties hereto shall use reasonable best efforts consistent with sound business practices to refrain from taking any action which would render any representation or warranty contained in Article 2 or Article 3 of this Agreement inaccurate on or before the Closing Date. Each party shall promptly notify the other of any (a) event or condition which would render any representation or warranty set forth in Article 2 or Article 3 untrue or in breach or would cause any covenant in Article 2, Article 3, or Article 4 to be unfulfilled or (b) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. In addition, Allied shall promptly update all Schedules and Exhibits when facts and circumstances change to warrant such updates to make such Schedules and Exhibits accurate (it being understood that such updates shall not in any way diminish Crown's right to claim a breach of this Agreement as a result of any such update). Not in limitation of the foregoing, between the date of execution of this Agreement and the Closing Date, Allied shall conduct the business of the Divisions in the usual and ordinary course, consistent with past practice, and shall not make any material changes in connection with the Divisions without first obtaining the prior written approval of Crown, which approval shall not be unreasonably withheld. Not in limitation, but in furtherance of the foregoing Allied, on behalf of the Divisions, shall not without the prior written approval of Crown
(a) move any manufacturing, warehouse or office site or enter into or terminate any: (i) operating lease for any Fixed Assets where the annual rentals exceed Ten Thousand Dollars ($10,000) or the term exceeds one (1) year (unless such lease could be terminated by tenant on 90 days or less notice without penalty), or (ii) capital lease, (b) enter into any agreements to purchase or sell Fixed Assets, Real Property or Inventory except in the ordinary course of business or except in accordance with the balance of this section, (c) enter into any contracts, leases or other agreements (x) outside of the ordinary course of business or (y) with Allied or its Affiliates, (d) change pricing or change collection practices, (e) change salaries, bonuses or compensation structure of any employee or independent contractor, (f) terminate or move to another operation of Allied or any Affiliate any employee of the Divisions, (g) merge, liquidate, consolidate, reorganize or change the organic structure of Allied or the Divisions, (h) made any dividend or distribution of any of the Purchased Assets, (i) change any accounting policies or practices or (j) make any commitment or agreement with respect to the foregoing. Further, Allied agrees that between the date hereof and the Closing, it will use its reasonable best efforts consistent with sound business practices to maintain all Assets in good operating order, ordinary wear and tear excepted.

4.3.     Consents and Approvals.
         ----------------------

         Allied, at its sole cost and expense, shall use its best efforts promptly to obtain all other consents from parties to Contracts and leases of Real Property (without increasing any financial or other burden on the assignee) and all consents, amendments, licenses or permits from governmental authorities which are required by the terms thereof, this Agreement or otherwise for the due and punctual consummation of the transactions contemplated by this Agreement. Allied shall also cooperate with and assist Crown and its authorized representatives in order to provide an efficient transfer of the control and management of the Divisions and to avoid any undue interruption in the activities and operations of the Divisions following the Closing Date.

4.4.     Interim Financial Statements.
         ----------------------------

         Allied shall furnish Interim Statements to Crown on a periodic basis between the date hereof and Closing. The Interim Statements shall be prepared on a basis consistent with monthly statements prepared by the Divisions in prior periods.

4.5.     No Public Announcements.
         -----------------------

         Neither of the parties hereto shall, without the approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law or applicable rules or regulations of governmental or regulatory agencies, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued (except in the case of disclosures which may not properly be disclosed to Crown under any securities law, rule or regulation).

4.6.     Termination or Modification of Intercompany Agreements.
         ------------------------------------------------------

         As of the  Closing  Date,  all  Intercompany  Agreements  set  forth on
Schedule 4.6 hereof shall be, at Crown's election, either (a) terminated without penalty or (b) modified on terms and conditions mutually agreed upon by Allied and Crown. All such Intercompany Agreements are set forth on Schedule 4.6.

4.7.     Environmental Surveys.
         ---------------------

         Crown has determined that the items set forth on Schedule 4.7 require remediation in order to comply with the Environmental Health and Safety Laws (collectively, the "Remediation"). Prior to the Closing, Allied shall engage reputable environmental consultants and engineers (the "Engineers"), reasonably approved by Crown, to devise a plan and strategy (the "Plan") to perform the Remediation and to complete the Remediation at Allied's sole cost and expense. Crown shall have the right to approve the Plan, provided that such approval is not unreasonably withheld or delayed, and observe the Remediation. The
Remediation shall be completed prior to the Closing and Crown shall have received a certificate from the Engineers that the Remediation has been completed and the subject areas, and any other areas uncovered in the course of the Remediation, have been completed and comply with all Environmental Health and Safety Laws (the "Completion Certificate"). If the Remediation is not completed prior to the Closing, or if Crown does not receive an unqualified
Completion Certificate prior to Closing, then Crown shall have the option to proceed to Closing but (i) require Allied to continue with the Remediation or
(ii) complete the Remediation itself and charge Allied the reasonable costs, fees and expenses incurred in completing the Remediation. Allied's agreement under this section does not limit its representation and warranty set forth in
Section 2.18 hereof.

4.8.     No Other Negotiations.
         ---------------------

         Upon execution of this Agreement, Allied is not engaged in, or shall immediately terminate, any discussions with any third party concerning an Alternative Acquisition (as defined below). From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Allied and the Company shall not, directly or indirectly, (a) solicit, engage in discussions or negotiate with any person (whether such discussions or negotiations are initiated by Allied and the Company or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than Crown, relating to the possible acquisition of Allied or the Divisions (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of Allied's capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"), (b) provide information with respect to the Divisions to any person, other than Crown, relating to a possible Alternative Acquisition by any person, other than Crown, (c) enter into an agreement with any person, other than Crown, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by Crown.

         Notwithstanding the foregoing, the restrictions set forth in this Agreement shall not prevent the Board of Directors of Allied (or its agents pursuant to its instructions) from taking any of the following actions: (a) furnishing information concerning Allied and the Divisions to any third party or
(b) negotiating with such third party concerning an Alternative Acquisition provided that all of the following events shall have occurred: (1) such third party has made a written proposal to the Board of Directors of Allied (which proposal may be conditional) to consummate an Alternative Acquisition which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Allied or of the Divisions, and if consummated, based on the advice of the Allied's investment bankers, the Board of Directors of Allied has determined is financially more favorable to the stockholders of Allied than the terms of this Agreement (a "Superior Proposal");
(2) Allied's Board of Directors has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Superior Proposal; (3) Allied's Board of Directors shall have determined, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors of Allied require it to furnish information to and negotiate with such third party; and (4) Crown shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, Allied shall not provide any non-public information to such third party unless (1) Allied has prior to the date thereof provided such information to Crown's representatives; (2) Allied has notified Crown in advance of any such proposed disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed; and (3) Allied provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the nondisclosure agreement heretofore entered into between Allied and Crown.

         In addition to the foregoing, Allied shall not accept or enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after Crown's receipt of a copy of such proposal of an Alternative Acquisition. Upon compliance with the foregoing, Allied shall be entitled to (1) not recommend or change its recommendation concerning the transactions contemplated herein and (2) enter into an agreement with such third party concerning an Alternative Acquisition provided that the Allied shall immediately make payment in full to Crown of the Termination Fee and such payment shall be a condition to closing the Alternative Acquisition.

         If Allied receives any unsolicited offer or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, Allied shall notify Crown thereof within twenty-four hours of Allied's receipt thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

         Allied  shall be  entitled to provide  copies of this  Section to third parties who on an entirely unsolicited basis after the date hereof, contact Allied concerning an Alternative Acquisition; provided that Crown shall concurrently be notified of such contact and the delivery of such copy.

4.9.     Title Insurance and Surveys.
         ---------------------------

         Allied shall cooperate fully with and assist Crown in the procurement, at Allied's expense, as soon as practicable, but in no event later than twenty
(20) days after the date hereof, of, at Crown's election, (a) Commitments, issued by Chicago Title and Trust Company, committing to insure the Company's title, and showing Allied in title to the Owned Real Property together with leasehold interests in the Leased Real Property described on Schedule 4.9, in the amounts indicated on Schedule 4.9 and with extended coverage without specific exceptions, 3.1 zoning (with parking and showing the existing use as permitted and conforming), contiguity, location, access to street, survey, creditor's rights and nonimputation endorsements, subject only to the Real Estate Permitted Exceptions and exceptions which will be insured over or deleted at Closing with copies of all title exception documents listed in such commitments and (b) Surveys of each parcel of the Real Property set forth on
Schedule 4.9 made by licensed surveyors and certified to the Company, as having been made in compliance with 1997 ALTA/ACSM standards (showing to the extent the surveyor is willing to provide at a reasonable cost all optional items under such standards other than items 5 , 6, 7(b), 7(c) and 12, 13, 14, 15, 16) and showing no encroachments thereon. At Closing, the Company shall receive ALTA owners and leasehold title insurance policies consistent with the Commitments and the Surveys. Allied shall pay all costs, fees and expenses in connection with the procurement of such Commitments, policies and Surveys. Allied shall execute and deliver at Closing all documents and instruments necessary to transfer the Real Property to the Company subject only to the Real Estate Permitted Exceptions, and to obtain the issuance of such title insurance policies, including the endorsements, including, without limitation, real estate transfer tax declarations, FIRPTA affidavits, environmental disclosure reports, if required, and such other documents, affidavits and instruments necessary or required to transfer the Real Property to the Company and to cause such policies including the endorsements to be issued. In addition, Allied shall remove, or cause to be removed, or insure over prior to the Closing all liens, claims, encumbrances, security interests and other encumbrances from the Owned Real Property except for those items which are the Real Estate Permitted Exceptions. To the extent any claim by the Company under any title insurance policy is reduced by virtue of the imputation to Allied of knowledge or the imputation of knowledge to the Company solely due to the knowledge of Allied of any fact, circumstance or condition, any recovery on such claim shall be distributed to Crown or allocated in such a way that Allied does not share therein, directly or indirectly, as a member of the Company.

4.10.    Bulk Sales Act Compliance.
         -------------------------

         Based on the inducement offered by Allied's agreements under Sections 8.1(a) and 8.1(c), the parties hereto agree to waive compliance with the provisions of any applicable Bulk Sales statutes (collectively, the "Bulk Sales Acts") in connection with the transactions contemplated by this Agreement.

4.11.    Management Information Systems.
         ------------------------------

         Prior to the Closing, Allied will (a) reasonably document the location, procedures and other information relating to the Divisions' computer, telecommunications and overall management information systems, and such documentation shall be to a standard and clarity reasonably acceptable to Crown (and Allied shall coordinate the process of such documentation with Crown) and
(b) obtain, at its sole cost and expense, licenses for the Company for all software now being used by the Divisions, or licenses which will be transferable to the Company without the consent of or any payment to the licensor.

4.12.    Business Activity of the Company.
         --------------------------------

         Except as otherwise provided in this Agreement, the Company shall not conduct any business prior to or on the Closing Date, including, without limitation, acquiring assets or assuming liabilities.

4.13.    Loan Secured by Allied's Interest in the Company.
         ------------------------------------------------

         Allied shall use its best efforts to obtain a loan, secured by, among other assets, Allied's membership interest in the Company, on terms reasonably acceptable to Crown, a portion of the proceeds of which will be used, together with the proceeds of the transactions hereunder, to pay and discharge as of the Closing Date, all of Allied's obligations under the Credit Agreement.

                                   Article 5

                                Other Agreements
                                ----------------

5.1.     Non-Competition Agreements.
         --------------------------

         As of the Closing, Allied shall, in consideration for receipt of the Purchase Price and the Company's assumption of the Assumed Liabilities, enter into a Non-Competition Agreement (the "Non-Competition Agreement") in the form attached hereto as Exhibit 5.1.

5.2.     Management Services.
         -------------------

         At Closing, CC Industries, Inc. ("CCI") and the Company shall enter into a Management Services Agreement in a form to be mutually agreed upon by the parties prior to the Closing Date.

5.3.     Limited Liability Company Agreement.
         -----------------------------------

         At the Closing, Allied and Crown shall enter into a Limited Liability Company Agreement for the Company in the form attached hereto as Exhibit 5.3 with such changes to Sections 5.3(e), 5.4(b) and 5.4(c) as shall be agreed upon by the parties prior to the Closing Date.

5.4.     Employment Agreements.
         ---------------------

         The Company shall enter into employment and non-competition agreements in a form to be mutually agreed upon by the parties prior to the Closing Date with the following individuals: Bobby Middlebrooks, James Bearden and Robert Moore, respectively.

5.5.     Miscellaneous Insurance Matters.
         -------------------------------

         At Closing, Allied will at its expense name Crown and the Company, and their respective partners, shareholders, owners, directors, managers, officers, employees, agents, affiliates and its and their respective successors, assigns, partners, heirs and personal representatives, as additional insureds as their interests may appear with respect to Excluded Liabilities related to products manufactured and sold by the Divisions and their predecessors on its general liability, product liability and excess liability insurance policies and furnish Crown with evidence of such insurance coverage.

         At Closing, Company will at its expense name Allied, and its shareholders, directors, officers, employees, agents, affiliates and its and their respective successors, assigns, partners, heirs and personal representatives, as additional insureds as their interests may appear with respect to Assumed Liabilities related to products manufactured and sold by the Divisions prior to the Closing on its general liability, product liability and excess liability insurance policies and furnish Allied with evidence of such insurance coverage.

5.6.     Discharge of Excluded Liabilities and Assumed Liabilities.
         ---------------------------------------------------------

         Allied shall timely pay, perform or discharge, as the case may be, all of the Excluded Liabilities.

5.7.     Name.
         ----

         From and after the Closing Date and consistent with the terms hereof, Crown shall possess, to the exclusion of Allied and the Divisions, all rights to the use of the name or marks listed on Schedule 2.23 hereto, and all logos listed on Schedule 2.23 hereto, in connection with the business of manufacturing and distributing the Products, whether currently or in the future, manufactured and distributed by the business of the Divisions. Allied shall change the name of all subsidiaries and Affiliates of Allied which contains one of the names or marks listed on Schedule 2.23 hereto, "Bush Hog" and "Great Bend", or a derivative thereof, to a name which is not so listed, or similar to a name so listed, promptly as practicable following the Closing Date.

5.8.     Payment of Great Bend Bonds.
         ---------------------------

         On or as of the Closing Date, Allied shall either (A) repay in full or cause to be repaid in full, all indebtedness of Allied pursuant to the Great Bend Bonds and deliver to the Company and Crown evidence of such payment and releases of all collateral relating thereto or (B) provide Crown and the Company with such representations and warranties as shall be reasonably acceptable to Crown with regard to the Great Bend Bonds, with an agreement with the Trustee of the Great Bend Bonds to accept funds at Closing sufficient to call the Great Bend Bonds on March 1, 2000 and to call such bonds on such date and with other legal protection reasonably acceptable to Crown against Allied's creditors obtaining the funds to be used to call the bonds in connection with a bankruptcy or otherwise.

5.9.     Great Bend Manufacturing Plant.
         -------------------------------

         By written notice delivered to Allied by Crown ten (10) days prior to the Closing Date Crown may elect to include in the Purchased Assets Tracts 1 and 4 in Great Bend, Kansas, as described on Exhibit 1.2(c) and all improvements thereon, in which event such Owned Real Property shall not be an Excluded Asset and there shall be no Manufacturing Lease executed and delivered by Allied and the Company.

                                   Article 6

                  Conditions Precedent To Obligations Of Crown
                  --------------------------------------------

         The obligations of Crown under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the conditions set forth below. The waiver of any of these conditions by Crown shall not relieve Allied of any liability or obligation relating thereto.

6.1.     No Misrepresentation or Breach of Covenants and Warranties.
         ----------------------------------------------------------

         Allied's covenants and agreements contained herein shall have been performed or fulfilled in all material respects; each of the representations and warranties of Allied contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date except for (a) those representations and warranties set forth in Sections 2.1,
2.4 and 2.14, which shall be true and correct in all respects, (b) those representations and warranties already qualified by materiality and (c) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Crown and; and there shall have been delivered to Crown a certificate or certificates to that effect, dated the Closing Date, signed on behalf of Allied, by its President or any executive officer.

6.2.     Corporate Action.
         ----------------

         Allied shall have taken all corporate action including, without limitation, the requisite shareholder approval, necessary to approve the transactions contemplated by this Agreement prior to the execution of this Agreement, and, upon execution of this Agreement, Allied shall have furnished Crown with certified copies of the resolutions adopted by its Board of Directors, in form and substance satisfactory to counsel for Crown, in connection with such transactions. Prior to Closing, Allied shall have provided Crown with evidence satisfactory to counsel to Crown, that the transactions contemplated herein have been approved by Allied's stockholders.

6.3.     No Restraint or Litigation.
         --------------------------

         No action, suit, investigation or proceeding shall have been instituted and pending or threatened in writing by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

6.4.     Necessary Actions.
         -----------------

         At the Closing, (i) Allied shall have obtained all third-party consents and approvals, as well as licenses and permits, required for the transfer of the: (a) Interests to Crown free and clear of all Liens; and (b) Purchased Assets to the Company free and clear of all Liens, including, without limitation, the Bank Lien, but subject to the Permitted Exceptions, and including, without limitation, the consents and approvals required for the assignment to the Company of the Contracts as set forth on Schedule 6.4, (ii) all necessary regulatory approvals have been obtained, (iii) the Intercompany Agreements other than those set forth on Schedule 4.6 shall have been terminated or modified without penalty or cost to the Divisions or the Company, and (iv) the consents and estoppel letters of those landlords of Leased Real Property set forth on Schedule 2.10(b) and other parties to Contracts shall have been obtained.

6.5.     Legal Opinion.
         -------------

         Crown shall have received an opinion from Gardner, Carton & Douglas, counsel to Allied, in form and substance reasonably satisfactory to counsel to Crown, which opinion shall include, without limitation, the representations and warranties made by Allied in Sections 2.1 and 2.4 (to the best of such counsel's knowledge after a due and diligent inquiry with regard to conflicts), and 2.17(b) and (c) (to the best of such counsel's knowledge after a due and diligent inquiry) in a form to be mutually agreed upon by the parties prior to the Closing Date.

6.6.     Release of Obligations under Letters of Credit of the Divisions.
         ---------------------------------------------------------------

         No less than three (3) days prior to the Closing, Allied shall deliver a schedule of its open Letters of Credit for the Divisions to Crown. At Closing, the Company shall cause to be delivered to the issuing bank under Credit Agreement, letters of credit with terms and availability equivalent to Allied's Letters of Credit for the Divisions outstanding on the Closing Date. No less than three (3) days prior to the Closing, Allied shall deliver to Crown a schedule showing all letters of credit relating to the Divisions issued in favor of Allied including, without limitation, in connection with the sale of products outside of the United States, indicating on such schedule the specific account receivables which relate to each such letter of credit. At the Closing, Allied shall assign to the Company all such letters of credit issued relating to the Divisions in favor of Allied, having obtained the consent of the issuing banks thereto, or Allied shall provide substitute letters of credit to the Company reasonably acceptable to the Company. All costs or fees incurred in connection with such assignments shall be paid by Allied.

6.7.     Estoppel Certificates.
         ----------------------

         Crown shall have received from Allied on or before Closing, without expense to Crown the Estoppel Certificate. The Estoppel Certificate shall otherwise be in form satisfactory to Crown.

6.8.     Allied Loan.
         -----------

         Allied shall have: (i) obtained the release of the Bank Lien conditional only upon payment by Crown of the Estimated Purchase Price and (ii) obtained release(s) of any other Liens on the Purchased Assets and Interests, other than the Permitted Exceptions only with respect to the Purchased Assets.

6.9.     Other Documentation.
         -------------------

         Crown shall have received all of the documents and showings required to be delivered by Allied at the Closing pursuant to Section 1.7(a) hereof or otherwise referred to in Article 4 or Article 5 herein, including, without limitation, the commitments and surveys provided in Section 4.9 hereof and such other documentation reasonably requested by counsel to Crown and necessary and appropriate to complete the transactions contemplated hereby.

                                   Article 7

                  Conditions Precedent To Obligations Of Allied
                  ---------------------------------------------

         The obligations of Allied under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the conditions set forth below. The waiver of any of these conditions by Allied shall not relieve Crown of any liability or obligation relating thereto.

7.1.     No Misrepresentation or Breach of Covenants and Warranties.
         ----------------------------------------------------------

         Each of Crown's covenants and agreements contained herein shall have been performed or fulfilled in all material respects; each of the representations and warranties of Crown contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date except for (a) those representations and warranties set forth in Sections 3.1 and 3.2 which shall be true and correct in all respects, (b) those representations and warranties already qualified by materiality and (c) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Allied; and there shall have been delivered to Allied a certificate or certificates to such effect, dated the Closing Date, and signed on behalf of Crown by the President or other executive officer of CCI.

7.2.     Company Action.
         --------------

         Crown shall have taken all Company action necessary to approve the transactions contemplated by this Agreement, and Crown shall have furnished Allied certified copies of resolutions adopted by the manager of Crown, in form and substance satisfactory to counsel for Allied, in connection with such transactions.

7.3.     No Restraint or Litigation.
         --------------------------

         No action, suit or proceeding shall have been instituted and pending or threatened in writing by any third party or governmental agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

7.4.     Certain Approvals.
         -----------------

         The approvals required by section 6.4(ii) and the approval of Allied's stockholders shall have been obtained.

7.5.     Legal Opinion.
         -------------

         Allied shall have received an opinion from Gould & Ratner, counsel to Crown, in form and substance reasonably satisfactory to counsel to Allied opining to the representations and warranties made by Crown in Sections 3.1 and
3.2 in the form reasonably acceptable to the parties prior to the Closing Date.

7.6.     Financial Matters.
         -----------------

         Crown shall have the financial wherewithal to consummate and perform its obligations hereunder.

7.7.     Other Documentation.
         -------------------

         Allied shall have received the Purchase Price as set forth in Section 1.5(d) hereof and all of the documents and showings required to be delivered by Crown at the Closing pursuant to Section 1.7(b) hereof or otherwise contained herein, and such other documentation reasonably requested by counsel to Allied and necessary and appropriate to complete the transactions contemplated hereby.

                                   Article 8

                                 Indemnification
                                 ---------------

8.1.     Indemnification by Allied.
         -------------------------

         Notwithstanding any investigation by Crown or the occurrence of the Closing, Allied, with its successors and assigns, shall indemnify and hold Crown and the Company, jointly and severally, and their respective partners, shareholders, owners, directors, managers, officers, employees, agents, affiliates and its and their respective successors, assigns, partners, heirs and personal representatives (collectively, the "Crown Group"), harmless from, against or in respect of the aggregate of all Indemnifiable Damages suffered, incurred or realized by the Crown Group. For this purpose, the term "Indemnifiable Damages" means the aggregate (after any recovery under title insurance policies which the Company has rights and under which it agrees to use commercially reasonable efforts to make claims) of any and all damage, loss, deficiency, liability, expense (including, but not limited to, any reasonable attorney's fees, expert witness fees, court costs and expenses), action, suit, proceedings, demand, settlement, assessment or judgment (but excluding special, exemplary or consequential damages not related to third party claims or a breach of the representation set forth in Section 2.30) to or against the Crown Group arising out of or in connection with:

(a) Any debt, obligation, or liability of Allied or its Affiliates which is not expressly assumed by the Company herein, including, without limitation, the Excluded Liabilities, any debt, obligation or liability in connection with the tax examinations and proceedings disclosed on
         Schedule 2.8, the litigation disclosed on Schedule 2.17, whether arising prior to, on or after the Closing, the Environmental Matters disclosed on Schedule 2.18, and any liabilities arising in connection with the matters set forth in Section 1.4

(b) Any breach or violation of or non-performance by Allied of any of its representations, warranties, covenants or agreements contained in this Agreement or any other agreement or document delivered at Closing, or the amount by which the title insurer has failed to pay to either the Company or Crown 100% of any claim under any of the title insurance policies provided for in Section 4.9 hereof by reason of a defect, lien, encumbrance, adverse claim or other matter not known to Crown but which was known as of the date of the policy to Allied;

(c) Notwithstanding the provisions of Section 4.10, any violation of the Bulk Sales Laws or other similar laws requiring notice to governmental and non-governmental creditors caused by consummation of the transactions contemplated by this Agreement, but only to the extent such violation relates to debts, obligations and liabilities which are not Assumed Liabilities; and

(d) Any obligation, liability or commitment to any broker, finder or financial intermediary incurred by Allied in connection with the transactions contemplated hereby.

         Notwithstanding anything to the contrary in this Agreement, Allied's indemnification obligations for matters involving, relating to or otherwise arising out of Environmental Health and Safety Laws, including the Environmental Matters disclosed on Schedule 2.18, shall extend only to third party or governmental claims arising from pre-Closing activity. The parties shall cooperate with respect to the resolution of any claim, including the performance of any remedial actions, for which indemnification is being sought by Crown and the Company, and shall agree to risk-based remediation consistent with the current use of the property, so long as such remediation does not interfere with or prohibit the Company's ongoing plans and operations. Allied shall have the right to defend against any obligation to perform remedial activities as ordered by an appropriate governmental agency or third party or any allegations of noncompliance with an Environmental Health and Safety Laws.

         Crown and the Company shall provide Allied and any of its representatives and agents, where appropriate, reasonable access to any site or any of its operations and provide any sampling results or other information regarding the nature and extent of any environmental claims, if requested, sufficient to allow Allied to assess any risks present and the appropriateness of any proposed remedial activities at a site. Crown and the Company shall take no actions which may aggravate any claim subject to indemnification.

         Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Crown and the Company shall have the right to be put in the same financial position as it would have been had each of the representations and warranties of Allied been true and correct and had each of the covenants and agreements of Allied been performed in full, subject to
Section 8.4.

         Allied's obligations pursuant to this Section 8.1 shall be secured pursuant to the terms of an Indemnity Security Agreement in a form to be mutually agreed upon by the parties prior to the Closing Date (the "Indemnity Security Agreement"). The Indemnity Security Agreement shall grant Crown a security interest in (A) Allied's membership interest in the Company which will be subordinate to any security interest described in Section 4.13 and (B) Allied's right to distributions from the Company.

8.2.     Indemnification by Crown.
         ------------------------

         Notwithstanding the Closing, Crown and its successors and assigns shall indemnify and hold harmless Allied, its shareholders, directors, officers, employees, agents and its successors, assigns, heirs and personal representatives (collectively, the "Allied Group"), from and with respect to all Indemnifiable Damages suffered, incurred or realized by Allied Group, together with their successors and assigns, arising out of or in connection with:

(a) Any breach or violation of, or non-performance by, Crown of any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement;

(b) Any obligation, liability or commitment of the Company arising after the Closing other than Excluded Liabilities; and

(c) Any obligation, liability or commitment to any broker, finder or financial intermediary incurred by Crown in connection with the transactions contemplated hereby.

         Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Allied Group shall have the right to be put in the same financial position as it would have been had each of the representatives and warranties of Crown been true and correct and had each of the covenants and agreements of Crown been performed in full, subject to Section 8.4.

8.3.     Indemnification by the Company.
         ------------------------------

         Notwithstanding the Closing, the Company and its successors and assigns shall indemnify and hold the Allied Group harmless from all Indemnifiable Damages suffered, incurred or realized by Allied Group, together with their successors and assigns, arising out of or in connection with the Assumed Liabilities.

8.4.     Limitation of Damages.
         ---------------------

         The foregoing obligations described in Sections 8.1 and 8.2 shall be subject to and limited by the following principles and limitations:

(a) All representations and warranties of Allied contained in Article 2 of this Agreement shall survive the consummation of the transactions contemplated by this Agreement from the Closing Date through the date that is 18 months following the Closing Date and shall thereafter terminate, provided, however, that notwithstanding the foregoing, the representations and warranties contained in (1) Sections 2.1, 2.4, 2.10(a) (but only in connection with Owned Real Property for which title insurance has not been received by Crown as of the Closing), 2.14 and 2.24 shall be of unlimited duration;
         (2) Sections 2.8, 2.22 and 2.30 shall terminate 60 days after the expiration of the statute of limitations applicable to such matter (as such periods may be extended by any applicable waivers or extensions thereof); (3) Section 2.18 shall terminate on the date that is ten (10) years following the Closing Date; and (4) any provision of Article 2 shall not terminate to the extent that Indemnifiable Damages result from either Allied's fraud or willful misstatements. All representations and warranties of Crown contained in Article 3 of this Agreement shall survive the consummation of the transactions contemplated by this Agreement from the Closing Date through the date that is 18 months following the Closing Date and shall thereafter terminate, provided, however, that notwithstanding the foregoing, the representations and warranties contained in Sections
         3.1 and 3.2 shall be of unlimited duration. Claims first asserted within the period referred to above shall not be barred and shall survive indefinitely until such claims are resolved.

(b) Allied shall not be responsible to Crown Group under Section 8.1(b) unless and until the aggregate of all Indemnifiable Damages suffered by Crown under that Section 8.1(b) exceeds $200,000 and then Allied shall be responsible to fully indemnify Crown Group for all Indemnifiable Damages in excess thereof, provided, however, that this provision shall not apply to breaches of the representations and warranties contained in Sections 2.1, 2.4, 2.5, 2.10(a) (last three sentences, but only in connection with Real Property for which title insurance described in Section 4.9 has not been received by Crown as of the Closing), Sections 2.14, 2.22, 2.24 and 2.30, and with respect to breaches resulting from either Allied's fraud or willful misstatements, in any such events for which Crown Group shall be fully indemnified notwithstanding the amount of Indemnifiable Damages. Crown shall not be responsible to Allied Group under
         Section 8.2(c) unless and until the aggregate of all Indemnifiable Damages suffered by Allied Group under that Section 8.2(c) exceeds $200,000 and then Crown shall be responsible to fully indemnify Allied Group for all Indemnifiable Damages in excess thereof, provided, however, that this provision shall not apply to breaches of the representations and warranties contained in Sections 3.1 and 3.2 and with respect to breaches resulting from either Crown's fraud or willful misstatements, in any such events for which Allied Group shall be fully indemnified notwithstanding the amount of Indemnifiable Damages.

8.5.     Notice of Claims.
         ----------------

         If any claim is made against a party which, if sustained, would give rise to a liability of the other hereunder, the Claiming Party shall promptly cause notice of the claim to be delivered to the Non-claiming Party and shall afford the Non-claiming Party and its counsel, at its sole expense, the opportunity to defend or settle the claim (provided that the Claiming Party and its counsel may participate at their sole cost and expense) provided that the Non-claiming Party admit in writing its responsibility for such claim. Any notice of a claim shall state with reasonable specificity the representation, warranty, covenant or agreement allegedly breached, the alleged basis for the claim, and the amount of liability asserted against the other party by reason of the claim (if such amount can be reasonably estimated). If such notice and opportunity are not given, or if any claim is compromised or settled without notice to and consent of the Non-claiming Party, no liability shall be imposed on the Non-claiming Party by reason of such claim (unless the claiming party is prejudiced by any such failure to timely provide notice or assume the defense), but if notice is given and the Non-claiming Party receiving the notice fails to assume the defense of the claim or fails to admit in writing its liability with respect to such claim, the claim may be defended, compromised or settled by the Claiming Party without the Non-claiming Party's consent and the Non-claiming Party shall remain liable under this Article 8. Notwithstanding anything contained in this Section 8.5 to the contrary, the Claiming Party may retain control over the defense of any claim hereunder if such control is necessary to
(i) prevent its assets or business from being seized, attached or otherwise encumbered or enjoined as a result of such third-party action or (ii) respond to and control any action requiring immediate response, such as prayers for injunctive and other emergency relief. The parties shall cooperate at all times in reasonable requests for documents, testimony and other forms of assistance in connection with any claim pursuant to this Section 8.5. The Non-claiming Party shall not in the defense of any such claim consent to the entry of any judgment against or affecting the Claiming Party or any Affiliate (other than a judgment or a dismissal on the merits and without costs) except with the written consent of the Claiming Party (which shall not be unreasonably withheld or delayed), or enter into any settlement (except with the written consent of the Claiming
Party, which shall not be unreasonably withheld or delayed) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Claiming Party of a full release in respect to such claim.

         If the claim does not arise from the claim or demand of a third party, the Non-claiming Party shall have thirty (30) days after the receipt of the written notice of such claim to object to the claim by giving written notice to the Claiming Party specifying the reasons for such objection or objections. If the Non-claiming Party does not so object to the claim, the total amount of the claim shall be promptly paid by the Non-claiming Party. If the Non-claiming Party objects to the claim and the parties are unable to settle any such dispute, then the parties shall have all rights and remedies at law or in equity, and either the Claiming Party or Non-claiming Party may commence an action or proceeding in accordance with Section 11.2 to resolve such dispute.

                                   Article 9

                      Employees And Employee Benefit Plans
                      ------------------------------------


9.1.     Employment.
         ----------

(a) Within ten (10) days after execution of this Agreement, Allied shall deliver to the Company a complete list of all Employees. The list shall include the name, social security number, position and compensation of each person on the list and indicate which are on disability, layoff, leave of absence and which are actively at work. Allied shall also provide such other information regarding such Employees as the Company shall reasonably require and as is permitted by law.

(b) On and as of the Closing Date, Allied will take all action necessary to terminate the Employees. In addition, on the Closing Date, Allied shall cause to be paid to all Employees all payroll sums owing, including, without limitation, "golden parachute", or other benefits due to the Employees through the close of business on the Closing Date or as a result of their termination of employment on or before the Closing Date, except for Accrued Payroll Items and the Middlebrooks Retirement Liability, and shall indemnify, defend and hold harmless the Company from and against all Indemnifiable Damages resulting or arising from such sums. Allied shall also pay on or before the date such amounts are customarily paid to Employees (i) all incentive compensation and bonuses payable to Employees employed by Allied immediately prior to the Closing Date in accordance with the Allied Products Management Bonus Plan, the 1999 Incentive Compensation Plan for Great Bend Manufacturing Company and any similar plan maintained for Employees based on the performance of the Divisions through the Closing Date even though such Employees were terminated as of the Closing Date and (ii) the Christmas bonuses normally payable to Employees even though such Employees are terminated as of Closing Date. Effective as of the Closing, the Company shall offer employment to not less than ninety-five percent (95%) of all Active Employees of the Divisions on terms and conditions substantially equivalent, except as otherwise provided in Section 9.1(d), to the terms and conditions of the Employee's employment with the Divisions prior to the Closing Date, to be effective on the Closing Date subject to the provisions of
         Section 5.4. All Active Employees who accept employment with the Company, except as otherwise agreed by the Company in writing, shall be "at-will" employees. Allied shall be solely responsible for all costs and liabilities other than those associated with the Company's failure to reinstate an Active or Inactive Employee or a group of Active or Inactive Employees, whether arising under statute, contract, common law or from any other source relating to those Employees who (A) are terminated by Allied prior to the Closing, (B) are Inactive Employees, (C) are terminated by Allied at the Closing Date and who decline the offer of employment to join the Company or (D) are not offered employment by the Company. In the event that an Inactive Employee is able to return to employment on a full-time basis after Closing, the Company may offer employment to such Inactive Employee on terms and conditions comparable to those of similarly situated employees and, if such offer is accepted, the Company shall be responsible for all terms and conditions of employment relating to such employee relating to periods from and after the date of commencement of employment with the Company, it being understood that the Company shall have no liability, commitment and obligation to any Inactive Employee unless and until such Inactive Employee is hired by the Company in accordance with this sentence and in accordance with applicable law.

(c) Effective as of the Closing, the Company shall adopt Employee Welfare Benefit Plans providing benefits to its employees substantially identical to the benefits provided to Employees of the Divisions under Employee Welfare Benefit Plans maintained by Allied immediately prior to the Closing. To the extent possible the Employee Welfare Benefit Plans providing health and dental benefits adopted by the Company shall be administered by the same providers or administrators for the plans maintained by Allied for the Employees. For each Employee hired by the Company and to the extent not otherwise required by applicable law, the Company shall cause to be waived any eligibility waiting periods and preexisting conditions, limitations or restrictions under the Company's Employee Welfare Benefit Plans which would not be applicable to the Employee under the corresponding Allied Employee Welfare Benefit Plan. The Company shall give all Active Employees who are hired by the Company credit for deductible and other out of pocket, medical and dental costs incurred by such employees under the comparable the Allied Employee Welfare Benefit Plans so there is no loss of benefits or coverage under such plan. Nothing herein shall prohibit the Company from amending, modifying, replacing or terminating any such Employee Welfare Benefit Plans at any time after Closing. Any such employee who, on the Closing Date, is receiving long term disability benefits pursuant to the Allied's Employee Welfare Benefits Plans who is disabled and has not met the required waiting period under the Allied's Employee Welfare Benefit Plans shall not be entitled to long term disability coverage under any such plans established by the Company, but rather shall continue to receive such benefits under the Allied's Employee Welfare Benefit Plans to the extent provided therein. All claims for reimbursement of expenses that are reimbursable under the Allied's Employee Welfare Plans and that were incurred prior to the Closing will be the responsibility of Allied.

(d)      Except for the  Middlebrooks  Retirement  Liability  and as provided in
         Section 9.2(b), the Company shall have no obligation to adopt or assume any Employee Plans maintained by Allied and shall have no obligation to provide benefits to employees equivalent to the benefits provided under the Allied Products Corporation Retirement Plan, the Bush Hog Division of Allied Products Corporation's Hourly Wage Employees Pension Plan or any bonus, incentive compensation or stock option maintained or provided by Allied.

(e) Allied shall take such action as is necessary to terminate the Bush Hog Division of Allied Products Corporation Hourly Wage Employees Pension Plan (the "Money Purchase Plan"), including without limitation, obtaining a favorable determination letter from the Internal Revenue Service that such termination does not affect the continuing qualification of the Money Purchase Plan under Section 401(a) of the Code, and to distribute to the participants, their account balances in the Money Purchase Plan. The Company will permit Allied's employees who become employees of the Company, and who receive an eligible rollover distribution from the Money Purchase Plan, to rollover such distribution into a 401(k) plan established by the Company.

9.2.     401(k) Plans.
         ------------

(a) Allied shall not amend the Allied Products Corporation Smart Plan (the "Smart Plan") to eliminate or modify the Company Type D Supplemental Contributions for Employees who are participants in the Smart Plan for the 1999 Plan Year and Allied shall make such Company Type D Supplemental Contributions in accordance with the terms of the Smart Plan for Employees who are participants in the Smart Plan within the time period required by applicable law and prior to the Transfer Date defined below.

(b) Company agrees to establish a defined contribution plan which is qualified under Section 401(a) and (k) of the Code (the "Company Defined Contribution Plan"), effective no later than the Transfer Date. In accordance with the provisions of this Section 9.2, Allied agrees to cause the trustee ("Allied Trustee") of the Allied 401(k) Plans to transfer to the trustee of the Company Defined Contribution Plan ("Company Trustee"), on the Transfer Date, the Total Salaried Savings Plan Transfer Amount.

        (i) As used herein the "Total Salaried Savings Plan Transfer Amount" shall be the amount equal to the account balances in the Allied 401(k) Plans attributable to the participants and beneficiaries in such plan who are employees of the Company ("Company Employees") as shown on the valuation report for valuation date occurring on, or immediately before, the Transfer Date (including any amounts accrued as of such date but not yet contributed to the Allied 401(k) Plans or not yet allocated to the account of a Company Employee under the Allied 401(k) Plans). The Total Salaried Savings Plan Transfer Amount shall take into account any distributions, in-service withdrawals or participant loans received by Company Employees from the Allied 401(k) Plans, including such distributions, withdrawals or loans received after the Closing Date. The Total Salaried Savings Plan Transfer Amount shall be transferred to the Company Trustee entirely in (1) cash or other assets acceptable to the Company Trustee, and (2) notes which represent the participant loans of Company Employees.

        (ii) The "Transfer Date" shall be the date designated by the Company which is at least 45 days after the date Allied is notified of such Transfer Date. In no event shall the Transfer Date occur prior to the later of the date (x) the date Allied has received an opinion of counsel from Company, in form and substance satisfactory to Allied, that the Company's Defined Contribution Plan meets the requirements under Section 401(a) and (k) of the Code in form and in all other material respects, and (y) the date Company has received an opinion of counsel from Allied, in form and substance satisfactory to Company, that the Allied 401(k) Plans each meet the requirements under Section 401(a) and (k) of the Code in form and in all other material respects, including nondiscrimination with respect to the availability of benefits, rights and features under section 401(a)(4) of the Code and the regulations promulgated thereunder.

                                   Article 10

                                   Termination
                                   -----------

10.1.    Termination.
         -----------

         Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

(a)      By the mutual written consent of Crown and Allied;

(b)      By Allied upon the material breach,  inaccuracy or  non-fulfillment  by
         Crown of any of its covenants, agreements or representations or warranties contained herein after thirty (30) days' written notice and opportunity to cure, which material breach, inaccuracy or non-fulfillment would have a Material Adverse Effect;

(c) By Crown upon the material breach, inaccuracy or non-fulfillment by Allied of any of its covenants, agreements or representations or warranties contained herein after thirty (30) days' written notice and opportunity to cure;

(d) By Crown, if any of the conditions set forth in Article 6 of this Agreement have not been satisfied in all material respects on or before February 29, 2000, and such condition or conditions have not been waived by Crown, provided, however, that Crown is not in material breach of this Agreement at such time;

(e) By Allied, if any of the conditions set forth in Article 7 of this Agreement have not been satisfied in all material respects on or before February 29, 2000, and such condition or conditions have not been waived by Allied, provided, however, that Allied is not in material breach of this Agreement at such time; and

(f) By Allied, if such termination is necessary to allow Allied to enter into an agreement with respect to a Superior Proposal.

10.2.    Remedies.
         --------

(a)      By Allied. In the event of the existence of Allied's right to terminate
         ---------
         pursuant to Section 10.1(b) or 10.1(e) hereof, Allied may at its sole election (i) waive such right and close (without waiving any of its rights under Article 8), (ii) terminate the Agreement and/or (iii) provided that the existence of such right to terminate is not solely as a result of matters beyond the control of Crown, seek all remedies available at law or in equity.

(b)      By Crown.  In the event of the  existence of Crown's right to terminate
         --------
         pursuant to Sections 10.1(b) or 10.1(d), Crown shall at its election either (i) waive such right and close (without waiving any of its rights under Article 8), (ii) terminate the Agreement and/or (iii) provided that the existence of such right to terminate is not solely as a result of matters beyond the control of Allied, seek all remedies available at law or in equity, including the remedy of specific performance, it being acknowledged that the Purchased Assets and the Divisions are unique and monetary damages would not be wholly adequate.

(c)      Other. In the event that this Agreement shall be terminated pursuant to
         -----
         Section  10.1(a) or the failure of the conditions set forth in Sections
         6.3 or 7.3, all further obligations of the parties under this Agreement (other than Sections 11.2 and 11.8) shall be terminated without further liability of any party to the other.

(d) In the event Allied terminates this Agreement pursuant to Section 10.1(f), Crown shall only be entitled to receive from Allied the Termination Fee, payable by wire transfer of immediately available funds to an account designated by Crown within two (2) business days after Allied enters into an agreement with respect to an Alternative Acquisition, but not later than the closing thereof.

10.3.    Risk of Loss.
         ------------

         The risk of any loss to the Assets and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of Allied until the completion of the Closing. If any part of the Assets or any of the Real Property, damage to which would constitute a Material Adverse Effect, shall be damaged by fire or other casualty prior to the Closing hereunder, Crown shall have the right and option:

(a)      to terminate this Agreement, without liability to Allied; or

(b) to proceed with Closing hereunder, in which event such casualty shall not constitute a breach by Allied of any representation, warranty or covenant in this Agreement, and, at its election, receive a credit against the Purchase Price for the replacement value of the property so damaged, or be entitled to receive and retain the insurance proceeds arising from such casualty.

         If any part of such properties, damage to which shall not constitute a Material Adverse Effect, shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, Crown shall proceed with the Closing (unless not otherwise obligated to do so pursuant to the terms hereof) and either (1) receive a credit against the Purchase Price for the value of the property so damaged, or (2) be entitled to receive and retain the insurance proceeds arising from such casualty.

                                   Article 11

                               General Provisions
                               ------------------

11.1.    Confidential Nature of Information.
         ----------------------------------

         Each party hereto agrees that it will treat in confidence all documents, materials and other information (including all Financial Statements) which it shall have obtained regarding any other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby, the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, all copies of nonpublic documents and material which have been furnished in connection therewith shall be promptly returned to the party furnishing the same, shall continue to be treated as confidential information and shall not be used for the benefit of the party who returned such confidential information.

11.2.    Governing Law and Forum.
         -----------------------

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois. All parties agree and consent that all disputes, claims and controversies hereunder and interpretation hereof shall be brought in the exclusive forum of the courts located in Cook County, Illinois, and the parties agree not to remove any action from such forum or claim forum non conveniens.

11.3.    Records, Ongoing Cooperation.
         ----------------------------

(a) Allied and the Company shall cooperate with each other and make available or cause to be made available to each other in a timely fashion such records, tax data, prior tax returns and filings and other information as may be reasonably required for the preparation by the Company or Allied of any tax returns, elections, consents or certificates required to be prepared and filed by the Company or Allied and any audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for taxes including, without limitation, commodity taxes, audits, sales taxes and sales tax audits, and for the satisfaction of any obligations to employees or former employees (including COBRA obligations). The Company and Allied will each retain and provide to the other party all records and other information which may be relevant to any such obligations or tax return, audit or examination, proceeding or determination, and will each consult with the other party on a timely basis prior to entering any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other party for any period. Without limiting the generality of the foregoing, each of the Company and Allied will retain copies of all tax returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or on the Closing Date. The Company will provide Allied with usual and customary tax information for the tax period beginning January 1, 1999 and ending on the Closing Date (the "Stub Period"). Allied will prepare calendar year 1998 and the Stub Period tax returns. The Company shall use reasonable efforts to deliver such Stub Period tax return information to Allied not later than February 28, 2000. The Company will provide Allied with any necessary payroll records attributable to the period prior to the Closing Date. The Company shall cooperate with Allied to the extent reasonably necessary for Allied's preparation of its financial statements and tax returns and in the sharing of financial and accounting information with respect thereto or with respect to any audit, examination, or other proceeding with respect thereto.

(b) Allied will continue to keep in place for a period of five (5) years after the Closing Date (and for an additional five (5) years thereafter to the extent Allied or its successors or assigns are still then in business) policies of Excess, Directors and Officers and Fiduciary Liability Insurances (for ongoing businesses) to insure Allied and the Divisions for claims which are Excluded Liabilities and normally insured under such policies. Allied shall cause Crown to be designated as Additional Insured under such policies with respect to the Post-Closing Claims. In addition, Allied shall provide Crown with copies of policies including endorsements showing Crown's status as Additional Insured on these policies. Such insurance carriers shall have a "Best's Rating" of "A" and a "Financial Size" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as is reasonably acceptable to Crown. Allied, Crown and the Company shall cooperate in the defense of all product liability claims relating to the Divisions, including reasonable access to all records necessary to defend such claims.

11.4.    Notices.
         -------

         All notices or other communications required or permitted hereunder shall be in writing in English and shall be deemed given or delivered when delivered personally, or when sent by registered or certified mail or prepaid overnight courier or by legible facsimile addressed as follows:



If to Crown, to:                            Bush Hog Investors, L.L.C.
                                            222 North LaSalle Street, Suite 1000
                                            Chicago, IL 60601
                                            Attn: William H. Crown
                                            Facsimile: 312/984-1490


with a copy to:                             Gould & Ratner
                                            222 North LaSalle Street, Suite 800
                                            Chicago, IL 60601-1086
                                            Attn: Michael S. Allen, Esq.
                                            Facsimile: 312/236-3241

If to Allied, to:                           Allied Products Corporation
                                            10 South Riverside Plaza
                                            Chicago, IL 60606
                                            Attn: Corporate Secretary
                                            Facsimile: 312/454-9608

with a copy to:                             Gardner, Carton & Douglas
                                            Quaker Tower
                                            321 North Clark Street
                                            Chicago, IL 60610
                                            Attn: William Morrison, Esq./
                                            David A. Rubenstein, Esq.
                                            Facsimile: 312/644-3381

If to the Company, to:                      Bush Hog, L.L.C.
                                            222 North LaSalle Street, Suite 1000
                                            Chicago, IL 60601
                                            Attn: William H. Crown
                                            Facsimile: 312/984-1490

and to:                                     Allied Products Corporation
                                            10 South Riverside Plaza
                                            Chicago, IL 60606
                                            Attn: Corporate Secretary
                                            Facsimile: 312/454-9608

with a copy to:                             Gould & Ratner
                                            222 North LaSalle Street, Suite 800
                                            Chicago, IL 60601-1086
                                            Attn: Michael S. Allen, Esq.
                                            Facsimile: 312/236-3241

and to:                                     Gardner, Carton & Douglas
                                            Quaker Tower
                                            321 North Clark Street
                                            Chicago, IL 60610
                                            Attn: William Morrison, Esq./
                                            David A. Rubenstein, Esq.
                                            Facsimile: 312/644-3381

or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice is deemed received the same day (in the case of personal delivery), three (3) days after mailing (in the case of registered mail) and the next business day (in the case of overnight courier or facsimile transmission).

11.5.    Successors and Assigns.
         ----------------------

(a) The rights of the parties under this Agreement shall not be assignable, except that Crown may assign all or a portion of its rights, and delegate all or a portion of its rights, hereunder to an Affiliate or Affiliates.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this Section 11.5 any right, remedy or claim under or by reason of this Agreement.

11.6.    Entire Agreement; Amendments.
         ----------------------------

         This Agreement and the Schedules and Exhibits referred to herein and the documents delivered pursuant hereto, contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents between or among any of the parties hereto including without limitation that certain letter of intent dated July 15, 1999 (the "Letter of Intent") by and between CCI, Henry Crown and Company and Allied; provided, however, Section 10 of the Letter of Intent survives this Agreement and remains binding on the parties thereto. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement.

11.7.    Waivers.
         -------

         Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

11.8.    Expenses.
         --------

         Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including, without limitation, the fees, expenses and disbursements of its counsel and accountants.

11.9.    Sales and Transfer Taxes.
         ------------------------

         Any sales, commodity and transfer taxes imposed in connection with the transactions contemplated by this Agreement (including the transfer of the Purchased Assets upon the Formation) shall be borne fifty percent (50%) by Allied and fifty percent (50%) by Crown.

11.10.   Execution of Counterparts.
         -------------------------

         This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been agreed upon by each of the parties and delivered to Allied and Crown.

11.11.   Certain Provisions Relating to Consents.
         ---------------------------------------

(a) Allied shall use all reasonable efforts prior to and after the Closing Date to obtain all third party consents that are required of it in connection with the transactions contemplated by this Agreement. Such consents shall include the consent to the direct transfer of the Purchased Assets subject to the Assumed Liabilities to the Company. Allied shall not obtain any consent that will modify any Contract, Lease or Permit to Crown's or the Company's material economic detriment, unless Crown or the Company expressly approves the obtaining of such consent, which approval shall not be unreasonably withheld. Crown and the Company shall cooperate as reasonably necessary or desirable to secure the third party consents, including, without limitation, providing to such third party information, including financial information, regarding the Company's intended use of the Purchased Assets. Allied shall cause all deposits, utilities and telephone accounts, and similar services used in the business of the Divisions to be assigned or reregistered to or in the name of the Company.

(b) To the extent that any Contract or Lease is not capable of being transferred by Allied to the Company pursuant to this Agreement without the consent of a third party (including a Governmental Agency) and such consent is not obtained prior to Closing, or if such transfer or attempted transfer would constitute a breach or a violation of any law, nothing in this Agreement will constitute a transfer or an attempted transfer thereof.

(c) In the event that any such consent is not obtained on or prior to the Closing Date, and notwithstanding any waiver by the Company, as the case may be, of the condition set forth in Section 11.11(a) hereof, Allied will use its reasonable efforts to (i) provide to the Company the benefits of the applicable Contract or Lease, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Company and (iii) enforce at the request of the Company and for the account of the Company at Allied's expense, any rights of Allied arising from any such Contract or Lease (including the right to elect to terminate such Contract or Lease in accordance with the terms thereof upon the request of the Company, as the case may be).

(d) Except to the extent arising from a breach of this Agreement by Allied, the Company shall bear all costs, fees or expenses paid in connection with (a) transferring Permits, (b) obtaining new Permits and which shall include Permits that are temporary in nature to allow the transfer of such to the Company or any subsequent Permits which are permanent in nature to enable the Company to operate and continue to operate the Business or to continue to operate the Business in the manner as it is currently being conducted, or (c) modification or alteration of the business of the Divisions or the Purchased Assets or any capital purchase or expenditure deemed necessary and advisable or requested or required by any Governmental Agency in order to obtain such Permit.

11.12.   Litigation Support.
         ------------------

         In the event and for so long as any party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Allied, the other party will cooperate with the contesting or defending party and its counsel in such contest or defense, make available its personnel, and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article 8). With respect to the Discrimination Suit, Crown and the Company (i) will waive any conflict arising from Allied's use of Constangy, Brooks & Smith as its counsel, (ii) will cooperate in the defense thereof by counsel of their choice, (iii) will be allowed to participate in any settlement discussions whether or not they are parties to the suit and whether occurring before or after the Closing Date. Prior to any settlement of the Discrimination Suit, Allied must obtain the consent of Crown and Company, which consent shall not be unreasonably withheld and which consent will be given by Crown and Company if (A) the settlement does not include deferred payments by Allied with are not adequately secured and for which the Company could be liable if Allied fails to make such payments, and (B) the settlement as it relates to the Company's obligation or liability includes not more than (1) the reasonable hiring and promotion of qualified persons to open positions, and (2) reasonable changes in employment practices which may include future, but not retroactive, pay raises to be provided by the Company and the Company's obligation or liability will not have a Material Adverse Effect on the business of the Company. With respect to the Discrimination Suit, Allied (x) will waive any conflict arising from Crown's or the Company's use of Gould & Ratner and/or Constangy, Brooks & Smith as their counsel, (y) will pay all legal fees of defense (and court costs, including such fees and costs of Crown and the Company, whether or not the Company is joined as a party), except to the extent resulting from actions of the Company alleged to have occurred after the Closing including, without limitation, violations of consent decrees, court orders and settlement agreements. In addition, Allied will pay all monetary damages (whether by judgment or settlement) including, without limitation, any costs or expenses reasonably incurred by the Company in order to comply with such settlement or judgment, and the Company will be solely responsible for implementing any actions required (whether by judgment or a settlement approved by Crown) which may be required of the Company with respect to changes in employment practices.

                                   Article 12

                                   Definitions
                                   -----------

12.1.    "A/R List".

         Refers to a list of all account debtors and the amounts owed to the Divisions, together with the names and addresses of such account debtors and the aging of such amounts.

12.2.    "Accounts Payable".

         Refers to the trade accounts payable to vendors of the Company.

12.3.    "Accounts Receivable".

         Refers to the trade and other accounts and notes receivable related to the Divisions.

12.4.    "Accrued Commissions".

         Has the meaning set forth in Section 1.3(b).

12.5.    "Accrued Payroll Items".

         Has the meaning set forth in Section 1.3(a).

12.6.    INTENTIONALLY OMITTED .

12.7.     "Active Employees".

         Refers to Employees actively working for the Divisions as of the Closing.

12.8.    "Adjusted Current Assets".

         Has the meaning set forth in Section 1.5(a)(i)(A).

12.9.    "Adjusted Current Liabilities".

         Has the meaning set forth in Section 1.5(a)(i)(B).

12.10.   "Adjustment Report".

         Refers to the report generated by Allied and/or Allied's Accountant reflecting the Closing Date Adjusted Net Tangible Investment, the Closing Date Adjusted Working Capital and the Closing Date Long Term Assumed Liabilities.

12.11.   "Affiliate".

         Of a Person refers to any other Person directly or indirectly owning, controlling or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such first-named Person; and any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly controlled by or under common control with or of such first-named Person. As used herein, the term "control," together with "controlled,"
"controlling" or similar variants used herein, refers to the possession, directly or indirectly, of the power to direct or cause the direction and management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and includes all directors and executive officers thereof.

12.12.   "Agreement".

         Refers to this Limited Liability Company Interest Purchase and Asset Contribution Agreement.

12.13.   "Allied".

         Refers to Allied Products Corporation, a Delaware corporation.

12.14.   "Allied 401K Plans".

         Refers to the Allied Products Corporation Smart Plan and the Allied Products Corporation Savings Incentive Plan for Bush Hog Salaried Employees.

12.15.   "Allied's Accountant".

         Refers to Price Waterhouse Coopers, its independent public accounting firm.

12.16.   "Allied Group".

         Has the meaning set forth in Section 8.2.

12.17.   "Allied Trustee".

         Has the meaning set forth in Section 9.2(b).

12.18.   "Alternative Acquisition".

         Has the meaning set forth in Section 4.8

12.19.   "Annual Statement".

         Has the meaning set forth in Section 2.5.

12.20.   "Arbiter".

         Refers   to  any   nationally-recognized   accounting   firm   mutually
satisfactory to Crown and Allied.

12.21.   "Assets".

         Refers to all of the assets owned or used by the Divisions.

12.22.    "Assumed Liabilities".

         Has the meaning set forth in Section 1.3.

12.23.   "Banks".

         Has the meaning set forth in Recital C.

12.24.   "Bank Lien"

         Has the meaning set forth in Recital C.

12.25.    "Base Adjusted Net Tangible Investment".

         Means the December 31, 1998 Adjusted Net Tangible Investment of $23,852,000, which was computed as set forth on Schedule 1.5(a) attached hereto.

12.26.   "Base Adjusted Working Capital"

         Shall   equal  Fifty  Nine   Million   Twenty  Two   Thousand   Dollars
($59,022,000), as determined pursuant to Schedule 1.5(a).

12.27.   "Base Long Term Assumed Liabilities".

         Means the December 31, 1998 Long Term Assumed Liabilities of $1,411,000 which were computed as set forth on Schedule 1.5(a) attached hereto.

12.28.   "Bond Trustee".

         Has the meaning set forth in Section 1.4(d).

12.29.   "Bond Trust Indenture".

         Has the meaning set forth in Section 1.4(d).

12.30.   "Capitalized Leases"

         Refers to the capitalized leases set forth on Schedule 1.5(a) and any other capitalized leases of Allied.

12.31.   "Chicago Office".

         Refers to Allied's corporate office at 10 South Riverside Plaza, Chicago, IL 60606.

12.32.   "Claiming Party".

         Refers to the party seeking indemnification under Article 8.

12.33.   "Closing" and "Closing Date".

         Each refer to the date and time referred to in Section 1.6 for the completion of the purchase of the Interests.

12.34.   "Closing Date A/R".

         Refers to a statement in good faith valuing the net book value under GAAP of the Accounts Receivable as of the Closing Date.

12.35.   "Closing Date Adjusted Net Tangible Investment".

         Has the meaning set forth in Section 1.5(a).

12.36.   "Closing Date Adjusted Working Capital".

         Has the meaning set forth in Section 1.5(a).

12.37.   "Closing Date Balance Sheet".

         Has the meaning set forth in Section 1.5(a)(iv)(A).

12.38.   "Closing Date Long Term Assumed Liabilities".

         Has the meaning set forth in Section 1.5(a)(iii).

12.39.   "Closing Date Middlebrooks Retirement Liability".

         Has the meaning set forth on Schedule 1.5(a).

12.40.   "Closing Date Capitalized Tractor Lease Obligations".

         Has the meaning set forth on Schedule 1.5(a).

12.41.   "Code".

         Refers to the U.S. Internal Revenue Code of 1986, as amended, and any successor provision.

12.42.   "Commitments".

         Refers to title insurance commitments for an ALTA Owners Form-1992 policy.

12.43.   "Company Defined Contribution Plan".

         Has the meaning set forth in Section 9.2(b).

12.44.   "Company Employees".

         Has the meaning set forth in Section 9.2(b)(i).

12.45.   "Company Trustee".

         Has the meaning set forth in Section 9.2(b).

12.46.   "Contracts".

         Has the meaning set forth in Section 12.120(c).

12.47.   "Credit Agreement".

         Has the meaning set forth in Recital C.

12.48.   "Current Product Lines".

         Has the meaning set forth in Section 2.32.

12.49.    "Crown"

         Refers to Bush Hog Investors, L.L.C., a Delaware limited liability company.

12.50.   "Crown Group".

         Has the meaning set forth in Section 8.1.

12.51.    "December 31, 1998 Balance Sheet".

         Refers to the Divisions' balance sheet dated as of December 31, 1998.

12.52.   "Discrimination Suit".

         Has the meaning set forth in Section 1.4(n).

12.53.   "Divisions".

         Refers to Allied's Bush Hog (including Universal Turf) and Great Bend Manufacturing Company divisions.

12.54.   "Divisions Agreements".

         Refers to the contracts, agreements, leases, distribution agreements, dealer agreements and franchise agreements, whether or not constituting one of the Contracts, which are binding on or a benefit to the Divisions.

12.55.   "Employees".

         Refers to the common law employees of Allied who performed services for the Divisions.

12.56.   "Employee Pension Benefit Plans".

         Refers to the Employee Plans described in Section 3(2) of ERISA.

12.57.   "Employee Welfare Benefit Plans".

         Refers to the Employee Plans described in Section 3(1) of ERISA.

12.58.   "Enforceability Exceptions".

         Has the meaning set forth in Section 2.4.

12.59.   "Environmental Health and Safety Laws".

         Has the meaning set forth in section 2.18.

12.60.   "Environmental Review".

         Refers to a phase I environmental assessment of each parcel of Owned Real Property and Leased Real Property included in the Assets (or otherwise used in the Divisions).

12.61.   "EEOC".

         Refers to the Equal Employment Opportunity Commission.

12.62.   "ERISA".

         Refers to the Employee Retirement Income Security Act of 1974, as amended.

12.63.   "ERISA Affiliate".

         Has the meaning set forth in Section 2.26.

12.64.   "Estimated Adjustments".

         Has the meaning set forth in 1.5(a)(iv)(E).

12.65.   "Estimated Purchase Price".

         Refers to the portion of the Purchase Price to be paid at Closing set forth in Section 1.5(a).

12.66.   "Estoppel Certificate".

         Refers to a current estoppel certificate from the landlord under each lease for Leased Real Property, and each other party referred to on Schedule 2.10(b), stating (i) that such real property lease for Leased Real Property is in full force and effect and has not been amended, modified or supplemented other than as set forth on Schedule 2.10(b), and that a true, complete and correct copy is attached thereto (ii) that all rent and other sums and charges payable under such lease are current and setting forth the date through which such payments have been made, (iii) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such lease, (iv) that no notice of default on the part of Allied or the Divisions or termination notice has been served under the lease for such Leased Real Property that remains outstanding, (v) that to the best of such landlord's knowledge, no uncured default or termination event or condition exists under such lease and that no event has occurred or condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition and (vi) that the consummation of the transactions provided for herein will not constitute a default under such lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder.

12.67.   "Excluded Assets".

         Has the meaning set forth in Section 1.2.

12.68.   "Excluded Liabilities".

         Has the meaning set forth in Section 1.4.

12.69.   "Existing Liens".

         Refers only to the Bank Lien and those Liens described on Schedule 2.10(a).

12.70.   "Final Adjusted Net Tangible Investment".

         Has the meaning set forth in Section 1.5(a)(iv)(C).

12.71.   "Final Long Term Assumed Liabilities".

         Has the meaning set forth in Section 1.5(a)(iv)(C).

12.72.   "Final Middlebrooks Retirement Liability".

         Has the meaning set forth in Section 1.5(a)(iv)(C).

12.73.   "Final Adjusted Working Capital".

         Has the meaning set forth in Section 1.5(a)(iv)(C).

12.74.   "Financial Statements".

         Has the meaning set forth in Section 2.5.

12.75.   "Fixed Assets".

         Has the meaning set forth in Section 12.120(a).

12.76.   "Formation".

         Refers to the formation of the Company as a Delaware limited liability company.

12.77.   "GAAP".

         Shall mean generally accepted accounting principles consistently applied by the Divisions from and after 1995 so described and promulgated by the American Institute of Certified Public Accountants which are applicable as of the date on which any calculation made hereunder is to be effective or as on the date of any financial statements referred to herein, as the case may be.

12.78.   "Governmental Agency".

         Shall mean (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

12.79.   "Governmental Charges".

         Means and includes all federal, state, provincial, municipal, local and foreign income taxes, commodity taxes, payroll taxes, sales taxes, excise taxes, training taxes, withholding taxes, property taxes, use taxes, and franchise taxes and all other taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, state, provincial, municipal, local and foreign or other government or governmental agency, authority board, bureau or commission, domestic or foreign, including all amounts described in Code Sections 144(a), 147 and 148.

12.80.   "Great Bend Bonds".

         Has the meaning set forth in Section 1.4(d).

12.81.   "Hazardous Materials".

         Has the meaning set forth in Section 2.18(a).

12.82.   "Inactive Employees".

         Refers to Employees of the Divisions who are not classified as Active Employees as of the Closing Date due to a leave, disability or other physical or mental condition.

12.83.   "Indemnifiable Damages".

         Has the meaning set forth in Section 8.1.

12.84.   "Indemnity Security Agreement".

         Has the meaning set forth in Section 8.1.

12.85.   "Intellectual Property Rights".

         Individually and collectively, refers to lists, telephone numbers, URL, website, copyrights, copyright registrations and applications therefor, all registrations of trademarks, trade names, brand names, labels or other trade rights and pending applications therefor, service refers to all of Allied's inventions, improvements, domestic and foreign patents and applications therefor, customer marks, trade dress, logos, rights in computer software, and all rights granted or retained in licenses under any of the foregoing and all other know-how used in connection with the business of the Divisions, including, but not limited to, confidential, secret and/or proprietary information, all technical information, inventions, designs and patents, whether or not patentable, which are used by Allied in connection with the business of the Divisions.

12.86.   "Intercompany Agreements".

         Refers to any agreements, commitments and other obligations between the Divisions, on the one hand, and Allied and their Affiliates, on the other hand.

12.87.   "Interests".

         Refers to the 80.1% membership interest in the Company to be sold by Allied to Crown pursuant to Section 1.5.

12.88.   "Interim Statements".

         Refers to the unaudited interim balance sheets of the kind contemplated in Section 2.5(i) for the Divisions for each month and three month period (together with year-to-date statements) beginning with the statements for the month ending June 30, 1999 and through the month preceding the Closing.

12.89.    "Inventory".

         Has the meaning set forth in Section 12.120(e).

12.90.   "Lease".

         Refers to all leases related to the business of the Divisions to which Allied is either a lessor or lessee on the Closing Date.

12.91.   "Leased Real Property".

         Refers to Real Property owned by any third party and which Allied or any Affiliate thereof is lessee thereof.

12.92.   "Letters of Credit".

         Refers to Allied's letters of credit that are open and have either a remaining term or an undrawn amount.

12.93.    "Letter of Intent".

         Has the meaning set forth in Section 11.6.

12.94.   "Licenses"

         Has the meaning set forth in Section 12.120(d).

12.95.   "Liens"

         Refers to any  mortgage,  pledge,  security  interest,  charge or other
encumbrance,   claims,   easements,   defects  in  title,  covenants  and  other
restrictions or encroachments of any kind.

12.96.   "Limited Liability Company Agreement".

         Refers to the Limited Liability Company Agreement between Allied and Crown forming the Company.

12.97.   "Manufacturing Lease".

         Has the meaning set forth in Section 1.7(a)(xiv).

12.98.   "Material Adverse Effect".

         Refers  to a  material  adverse  change  in the  business,  operations,
financial  condition,   assets,  properties  or  prospects  of  either  or  both
Divisions.

12.99.   "Middlebrooks Retirement Liability".

         Has the meaning set forth in Section 1.3(i).

12.100.  "Money Purchase Plan".

         Has the meaning set forth in Section 9.1(e).

12.101.  "Most Recent Balance Sheet".

         Refers to the unaudited Statement of Assets and Liabilities of the Divisions as of June 30, 1999, prepared in accordance with GAAP, consistently applied, except as noted therein.

12.102.  "Non-claiming Party".

         Refers  to  the  party  from  whom  the   Claiming   Party  is  seeking
indemnification.

12.103.  "Non-Competition Agreement".

         Has the meaning set forth in Section 5.1.

12.104.  "Objection Notice".

         Refers to the written notice delivered by Crown to Allied delineating in reasonable detail Crown's objections to the Closing Date Balance Sheet.

12.105.  "Offices".

         Refers to the Divisions' sales, services and administrative offices at Selma, Alabama and Great Bend, Kansas.

12.106.  "Other Assumed Capitalized Leases".

         Has the meaning set forth in Section 1.3(c).

12.107.  "Owned Real Property".

         Has the meaning set forth in Section 2.10(a).

12.108.  "Permit".

          Refers to any permit, approval, authorization, license, variance, or permission required by a Governmental Agency under any applicable laws.

12.109.  "Permitted Exceptions".

         Refers to all of the Real Estate Permitted Exceptions and Personal Property Permitted Exceptions.

12.110.  "Person".

         Refers to an individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority or any other form of entity or organization.

12.111.  "Personal Property Existing Liens".

         Refers only to those certain Existing Liens described on Schedule 2.9.

12.112.  "Personal Property Permitted Exceptions".

         Refers only to those certain Personal Property Existing Liens described on Schedule 2.14.

12.113.  "Plants".

         Refers to the Divisions' manufacturing facilities and offices in Great Bend, Kansas, Selma, Alabama, and Opp, Alabama.

12.114.  "Post-Closing Claims".

         Refers to those claims brought against Allied and/or the Divisions subsequent to the Closing Date.

12.115.   " Pre-Acquisition Liabilities".

         Has the meaning set forth in Section 1.3(h).

12.116.  "Prepaids".

         Refers to the security deposits and prepaid expenses relating to the Divisions.

12.117.  "Product".

         Refers to any product, substance or material manufactured, distributed or sold by or on behalf of the Divisions or their predecessors.

12.118.  "Purchase Price".

         Has the meaning set forth in Section 1.5(a).

12.119.  "Purchase Price Allocation Schedule"

         Has the meaning set forth in Section 1.5(d).

12.120.   "Purchased Assets".

         Refers to all of the assets and rights of every type or description whatsoever which are primarily used by, or useful in, the business, affairs or operations as a going concern of the Divisions as of Closing, including without limitation, information and tangible assets located at the Chicago Office, free and clear of all liens, security interests, prior claims, charges, pledges, encumbrances, claims and equities of every kind except for the Permitted Exceptions, subject to the Assumed Liabilities including, without limitation, the following set forth in clauses (a) through (f) below, but excluding the Excluded Assets.

(a)      Fixed  Assets.  All fixed  tangible  personal and moveable  property of
         -------------
         every type or description used in connection with the Divisions, wherever located, and owned, used or leased on the Closing Date, including without limitation, all machinery, equipment, furniture, fixtures, tools, dies, patterns, molds, vehicles, facilities, improvements, computer hardware and all spare parts, accessories and supplies related thereto ("Fixed Assets"), including, without limitation, the Fixed Assets identified on Schedule 12.120(a) attached hereto and made a part hereof.

(b)      Real  Property.  All real or  immovable  property and fixtures of every
         --------------
         type or description, whether freehold or leasehold, used in connection with the Divisions and owned now or on the Closing Date, including without limitation the Plants and Offices and such other Owned Real Property identified on Schedule 12.120(b) attached hereto and made a part hereof, including without limitation all improvements, fixtures, options and rights and all other appurtenances thereto and rights in respect thereof.

(c)      Leases, Contracts, Options and Other Obligations. All leases,
         ------------------------------------------------
         contracts, agreements, options, manufacturer's warranties, securities in other businesses which are useful in or related to the Divisions and other rights related to the Divisions existing on the date hereof, other than the office lease for the Chicago Office ("Contracts"), as set forth on Schedule 12.120(c) attached hereto and made a part hereof, except for Contracts with Allied or Affiliates unless agreed to in writing by Crown. To the extent that Allied enters into additional leases, contracts and agreements between the date hereof and the Closing, which additional leases, contracts and agreements are entered into in the ordinary course of business and in accordance with
         Section 4.2(c) hereof, Allied will update such Schedule and such additional leases, contracts and agreements shall also be included within the definition of Contracts.

(d)      Licenses   and   Certificates.   To  the   extent   transferable,   all
         -----------------------------
         authorizations, grants, permits and other licenses, including, without limitation, all licenses and certificates from the federal, state and local authorities issued in connection with, or used by, the Divisions ("Licenses"), including, without limitation, the Licenses identified on
         Schedule 12.120(d) attached hereto and made a part hereof.

(e)      Current  Assets.  All current assets relating to the Divisions of every
         ---------------
         type or description. Prepaids (to the extent specifically agreed to be purchased by Crown), the Accounts Receivable, and all new and used inventories (including raw materials, work-in-process and finished goods) and samples, supplies and spare parts related thereto of all products sold by the Divisions whether at the Plant, Office, outside warehouses or in transit thereto or therefrom (the "Inventory").

(f)      Other Assets and Rights.  All other personal  property of every type or
         -----------------------
         description used in the Divisions, whether tangible or intangible, including, without limitation, computer software (including source and object codes), accounting data, trade secrets, catalogues, customer lists, mailing lists, supplier lists, all rights under life insurance policies, all of Allied's rights to indemnification against Great Bend and Universal Turf pursuant to the respective purchase agreements thereto, the trademarks "Bush Hog" and "Great Bend", associated logos, and the goodwill associated therewith, and all other Intellectual Property Rights, rights under acquisition agreements whereby Allied and/or Affiliates acquired the Assets, rights under any pending lawsuits or claims, books and records (including such books and records as are contained in computerized storage media), and including books and records related to Inventory, purchasing, accounting, sales, research, engineering, manufacturing, maintenance, repairs, marketing, banking, Intellectual Property, the Non-Competition Agreement referred to in Section 5.1, shipping records, personnel files for all active employees and all files, records, literature and correspondence (provided, however, that Allied shall be entitled to make and retain copies of such books and records to the extent they relate to Excluded Assets or Excluded Liabilities), and other tangible and intangible property, including goodwill and covenants not to compete, rights of setoff and rights of recoupment of the Divisions and of causes of action against third parties as of the Closing Date, and all rights of Allied under any property, casualty, workers' compensation or other insurance policy or related insurance services contract which are part of the Contracts.

12.121.  "Real Estate Existing Liens".

         Refers only to those certain Existing Liens described on Schedule 2.10(a), paragraph 3.

12.122.  "Real Estate Permitted Exceptions".

         Refers only to those certain Real Estate  Existing  Liens  described on
Schedule 2.10(a), paragraph 4.

12.123.  "R&D Lease".

         Has the meaning set forth in Section 1.7(a)(xv).

12.124.  "Recalls".

         Refers to, collectively, Product recalls, reworks, retrofits and post-sale warnings.

12.125.  "Remediation Costs".

         Refers to the costs of any remedial actions reasonably necessary to comply with the Environmental Health and Safety Laws.

12.126.  "Sales Representatives".

         Has the meaning set forth in Section 2.31.

12.127.  "Series A Bonds".

         Has the meaning set forth in Section 1.4(d).

12.128.  "Series B Bonds".

         Has the meaning set forth in Section 1.4(d).

12.129.  "Services".

         Collectively refers to the systems, processes, products, equipment and services of the Divisions (including, but not limited to, all Intellectual Property and any software embedded in any products and equipment).

12.130.  "Significant Customers".

         Refers to the [ten (10)] largest customers (measured by dollar volume of business).

12.131.  "Stub Period".

         Has the meaning set forth in Section 11.3(a).

12.132.  "Superior Proposal".

         Has the meaning set forth in Section 4.8.

12.133.  "Surveys".

         Refers to current plats of survey prepared in conformity with 1997 ALTA/ACSM Standards.

12.134.  "Termination Fee".

         Means $5,000,000.

12.135.  "Total Salaried Savings Plan Transfer Amount".

         Has the meaning set forth in Section 9.2(b)(i).

12.136.  "Tractor Leases".

         Refers to those truck tractor leases described on Schedule 1.5(a).

12.137.  "Transfer Date".

         Has the meaning set forth in Section 9.2(b)(ii).

12.138.  "Year 2000 Readiness".

         Means that the Services used in the Divisions' business will correctly identify, recognize and process four-digit year dates and that the Services will: (1) continue to function properly with regard to dates before, during and after the transition to year 2000 including, but not limited to, the ability to roll dates from December 31, 1999 to January 1, 2000 and beyond with no errors or system interruptions; (2) accurately perform calculations and comparisons on dates that span centuries; (3) accept and properly process dates that could span more than 100 years (e.g., calculating a person's age from their birth date and the current date); (4) properly sort and sequence dates that span centuries; (5) understand that the year 2000 starts on a Saturday; (6) recognize that February 29, 2000 is a valid date and that the Year 2000 has 366 days; (7) prohibit use of date fields for any purpose other than to store valid dates; (8) preclude the use of 12/31/99 or any other valid date to indicate something other than a date (e.g., 12/31/99 in a date field refers to "do not ever cancel"); and (9) comply with and conform to the specifications of American National Standard ANSI X3.30-1997, Representation for Calendar Date and Ordinal Date for Information Interchange.


                  --Balance of page intentionally left blank.--

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                          CROWN:
                                          ------

                                          BUSH HOG INVESTORS, L.L.C., a Delaware
                                          limited liability company

                                          By:      Henry Crown and Company (Not
                                          Incorporated), an Illinois limited
                                          partnership, its manager


                                                     By:  /s/ William H. Crown
                                                          --------------------
                                                            a General Partner



                                          ALLIED:
                                          -------

                                          ALLIED PRODUCTS CORPORATION, a
                                          Delaware corporation

                                                     By:  /s/ Richard Drexler
                                                          -------------------
                                                           Its: President



                                          COMPANY:
                                          --------

                                          BUSH HOG, L.L.C., a Delaware limited
                                          liability company

                                          By:  Allied Products Corporation
                                          Its:     Manager

                                                     By:  /s/ Richard Drexler
                                                          -------------------
                                                     Its:  President